UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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Saks Incorporated

(Name of Registrant as Specified In Its Charter)

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SEC 1913 (3-99)

750 Lakeshore Parkway

Birmingham, Alabama 35211

April 28, 2004

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of the Shareholders to be held at 11:30 a.m. Eastern Time on Tuesday, June 8, 2004, at The Ritz-Carlton Hotel, 181 Peachtree Street N.E., Atlanta, Georgia 30303.

The notice of the meeting and proxy statement accompanying this letter describe the specific business to be acted upon. Your vote is very important. We ask that you vote over the Internet or by telephone or return your proxy card in the postage-paid envelope as soon as possible.

I hope you will be able to join us, and I look forward to seeing you.

Sincerely,

R. Brad Martin

Chairman of the Board and

Chief Executive Officer

750 Lakeshore Parkway

Birmingham, Alabama 35211

NOTICE OF ANNUAL MEETING OF THE SHAREHOLDERS

To the Shareholders of Saks Incorporated:

Notice is hereby given that the Annual Meeting of the Shareholders of Saks Incorporated (the “Company”) will be held at 11:30 a.m. Eastern Time on Tuesday, June 8, 2004, at The Ritz-Carlton Hotel, 181 Peachtree Street N.E., Atlanta, Georgia 30303, for the following purposes:

1. To elect six Directors to hold office for the term specified or until their respective successors have been elected and qualified;

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the current fiscal year ending January 29, 2005;

3. To approve the Saks Incorporated 2004 Long-Term Incentive Plan;

4. To vote on a shareholder proposal concerning the Company’s classified Board of Directors;

5. To vote on a shareholder proposal concerning cumulative voting for the election of Directors; and

6. To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on April 1, 2004 are entitled to notice of, and to vote at, the meeting.

Shareholders are cordially invited to attend the meeting in person.

By order of the Board of Directors,

Julia Bentley

Secretary

April 28, 2004

Whether or not you intend to be present at the meeting, you are urged to vote over the Internet, by telephone, or to mark, sign, and date the enclosed proxy card and return it promptly in the envelope provided. Please see the proxy card for procedures and instructions for Internet and telephone voting.

PROXY STATEMENT

Information Concerning the Solicitation

This proxy statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of the Shareholders (the “Annual Meeting”) of Saks Incorporated, a Tennessee corporation (the “Company”), to be held on June 8, 2004.

The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Company. Directors, officers, and employees of the Company may solicit proxies by telephone, Internet, telecopier, mail, or personal contact. In addition, the Company has retained Georgeson Shareholder Communications Inc., New York, New York, to assist with the solicitation of proxies for a fee not to exceed $11,500, plus reimbursement for out-of-pocket expenses. Arrangements will be made with brokers, nominees, and fiduciaries to send proxies and proxy materials at the Company’s expense to their principals. The proxy materials are first being mailed to shareholders on or about April 28, 2004.

Shareholders whose shares are registered in their own name may vote over the Internet, by telephone, or by signing and returning a proxy in the enclosed form. Instructions for voting over the Internet or by telephone are set forth in the enclosed proxy card. A shareholder has the power to revoke the proxy at any time before the shares subject to it are voted by (i) returning a later-dated proxy card, (ii) entering a new vote by telephone or on the Internet, (iii) delivering written notice of revocation to the Company’s Secretary, or (iv) voting in person by ballot at the Annual Meeting. If your shares are registered in the name of a bank or brokerage firm, you will receive instructions from your holder of record that must be followed in order for the record holder to vote the shares in accordance with your instructions.

If you properly complete your proxy card, your shares will be voted at the Annual Meeting in the manner that you direct. In the event you return a signed proxy card on which no directions are specified, your shares will be voted FOR the election of the six Director nominees (Item 1), FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending January 29, 2005 (Item 2), FOR the approval of the 2004 Long-Term Incentive Plan (Item 3), and AGAINST the two proposals submitted by shareholders (Items 4 and 5).

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting. A quorum must be present in order for the Annual Meeting to be held. In order for the quorum requirement to be satisfied, a majority of the issued and outstanding shares of Common Stock of the Company (“Common Stock”) entitled to vote at the meeting must be present in person or represented by proxy. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on the proxy that it does not have discretionary authority as to specified shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. The nominees for Director receiving a plurality of the votes cast at the Annual Meeting in person or by proxy will be elected. Abstentions and broker non-votes have no effect on the plurality vote for the election of Directors. Under the rules of the New York Stock Exchange, the 2004 Long-Term Incentive Plan must be approved by a majority of the votes cast on the proposal, and the total vote cast on the proposal must represent over 50% of the shares of the Common Stock entitled to vote on the proposal. Abstentions will have the legal effect of a negative vote, and broker non-votes will have no effect on the outcome (other than determining whether the total vote cast is over 50% of the shares of Common Stock entitled to vote on the proposal). All other matters will be approved if the votes cast favoring the action exceed the votes cast opposing the action. As such, abstentions and broker non-votes will have no effect on the outcome of such matters.

Outstanding Voting Securities

Only shareholders of record at the close of business on April 1, 2004 are entitled to vote at the Annual Meeting. On that day, there were issued and outstanding 141,035,742 shares of Common Stock. Each share has one vote.

Listed in the following table are the number of shares owned by each Director, the executive officers named in the Summary Compensation Table under the heading “Executive Compensation,” and all Directors and executive officers of the Company as a group as of April 13, 2004. On that day, there were issued and outstanding 142,604,590 shares of Common Stock. Except as otherwise noted, each of the persons named in the table below has sole voting and investment power with respect to the shares shown as beneficially owned by him or her. The table also includes the beneficial owners as of April 13, 2004 (unless otherwise noted) of more than 5% of the outstanding Common Stock who are known to the Company.

Name of Beneficial Owner (and Address if “Beneficial Ownership” Exceeds 5%)	Total Shares Beneficially Owned (1)		Percentage of Common Stock Ownership
Bernard E. Bernstein	103,802		*
Stanton J. Bluestone	308,883		*
Robert B. Carter	5,000		*
James A. Coggin	1,053,248		*
Douglas E. Coltharp	720,906		*
Ronald de Waal	4,108,387		2.88%
Julius W. Erving	99,374		*
Michael S. Gross	90,865		*
Donald E. Hess	695,207	(2)	*
George L. Jones	1,250,000		*
R. Brad Martin	3,807,017	(3)	2.64%
Nora P. McAniff	8,100		*
C. Warren Neel	68,157		*
Stephen I. Sadove	1,331,770		*
Marguerite W. Sallee	80,866		*
Christopher J. Stadler	42,869		*

All Directors and Executive Officers as a group (19 persons)	14,448,360		9.73%

5% Owners:
FMR Corp.	15,627,120	(4)(5)	10.96%
Investcorp S.A.	7,125,404	(6)	5.00%
Orient Star Holdings LLC	15,833,000	(4)(7)	11.10%
Southeastern Asset Management, Inc.	11,463,766	(4)(8)	8.04%

*	Owns less than 1% of the total outstanding shares of Common Stock.
(1)	Includes, respectively, (a) shares that the following persons have a right to acquire within sixty days after April 13, 2004 through the exercise of stock options and (b) restricted stock awards for which the restrictions have not lapsed: Mr. Bernstein (70,400; 2,000), Mr. Bluestone (295,400; 24), Mr. Carter (0; 5,000), Mr. Coggin (848,040; 50,000), Mr. Coltharp (525,790; 83,334), Mr. de Waal (40,600; 2,026), Mr. Erving (64,400; 2,023), Mr. Gross (70,400; 2,059), Mr. Hess (57,400; 54), Mr. Jones (1,140,000; 0), Mr. Martin (1,333,955; 255,000), Ms. McAniff (3,200; 2,022), Dr. Neel (37,462; 2,031), Mr. Sadove (768,073; 252,000), Ms. Sallee (66,400; 2,002), Mr. Stadler (27,400; 2,062), and all Directors and executive officers as a group (5,865,504; 696,637). Mr. Carter’s 5,000 shares of restricted stock are to be awarded in accordance with the Company’s compensation policy for non-employee directors. See “Further Information Concerning Directors—Directors’ Fees.” These restricted shares will be awarded following shareholder approval of the Company’s 2004 Long-Term Incentive Plan. See Item 3, “Approval of the Saks Incorporated 2004 Long-Term Incentive Plan.”

(2)	Includes: (i) 267,062 shares held by Mr. Hess as trustee or co-trustee for his children, and (ii) 34,588 shares held by him as trustee for the children of his sister. Does not include: (i) 4,580 shares owned directly by his wife, (ii) 14,660 shares held by his wife as co-trustee for one of their children, or (iii) 95,796 shares held by another individual as trustee for Mr. Hess’s children.
(3)	Includes: (i) 2,575 shares owned by RBM Venture Company, a company of which Mr. Martin is sole shareholder, (ii) 315,769 shares held by Mr. Martin as trustee or co-trustee for his children, (iii) 21,310 shares owned by the Martin Family Foundation, and (iv) 50,000 shares held in a trust to be settled in accordance with a deferral agreement.
(4)	Information relating to the beneficial owner of Common Stock (and any related entity or person) is derived from a statement on Schedule 13G filed with the Securities and Exchange Commission on February 17, 2004 by FMR Corp., on February 17, 2004 by Orient Star Holdings LLC, and on April 8, 2004 by Southeastern Asset Management, Inc.
(5)	FMR Corp. is the parent holding company of Fidelity Management & Research Company, an investment adviser registered under the Investment Advisers Act of 1940, and Fidelity Management Trust Company. FMR Corp. has sole voting power over 3,013,600 shares, shared voting power over none of the reported shares, and sole investment power over all of the reported shares. FMR Corp’s address is 82 Devonshire Street, Boston, Massachusetts.
(6)	Based solely on information provided by the beneficial owner. Investcorp S.A. does not directly own any shares of Common Stock. Beneficial ownership includes 5,121,087 shares owned by three indirect, wholly owned subsidiaries of Investcorp. The remainder of the shares shown as beneficially owned by Investcorp consists of shares owned by Cayman Islands corporations, none of which is a beneficial owner of five percent or more of the Common Stock. Investcorp may be deemed to share beneficial ownership of the shares of Common Stock held by such entities because such entities or their stockholders or principals have entered into revocable management services or similar agreements with an affiliate of Investcorp pursuant to which each such entity has granted such affiliate the authority to direct the voting and disposition of the stock owned by such entity for so long as such agreement is in effect. Investcorp is a Luxembourg corporation, with its registered address at 37 rue Notre-Dame, Luxembourg.
(7)	Orient Star Holdings LLC, a limited liability company organized under the laws of Delaware, has as its sole member Inmobiliaria Carso, S.A. de C.V., a corporation organized under the laws of Mexico. All of the outstanding voting equity securities of Inmobiliaria Carso, S.A. de C.V. are owned by a Mexican trust. The beneficiaries of the trust are Carlos Slim Helu, Carlos Slim Domit, Marco Antonio Slim Domit, Patrick Slim Domit, Maria Soumaya Slim Domit, Vanessa Paola Slim Domit, and Johanna Monique Slim Domit, each a citizen of Mexico. The principal business address for each of the foregoing individuals is Paseo de las Palmas 736, Colonia Lomas de Chapultepec, Mexico D.F. 11000.
(8)	Southeastern Asset Management, Inc. (“Southeastern”) is an investment adviser registered under the Investment Advisers Act of 1940. These shares of Common Stock are held by one or more of Southeastern’s clients. Pursuant to investment advisory agreements with its clients, Southeastern has sole voting power over 8,584,400 shares, sole investment power over 11,457,100 shares, and shared voting power and shared investment power over none of the shares. Southeastern disclaims beneficial ownership of all of these shares. Southeastern’s address is 6410 Poplar Avenue, Memphis, Tennessee.

The Company strongly encourages its senior executives and Directors to hold a personally meaningful equity interest in the Company, and stock ownership guidelines have been established for senior management and Directors. The Company believes such ownership aligns the interests of management, Directors, and shareholders.

ELECTION OF DIRECTORS

(Item No. 1)

The Company’s Amended and Restated Charter provides that the Board of Directors shall be divided into three classes, designated as Class I, Class II, and Class III. The terms of Class I, II, and III will expire in 2007, 2005, and 2006, respectively. The Board of Directors proposes the election of four Class I Directors and two Class II Directors. Of these six nominees, five are standing for re-election. The sixth nominee, Robert B. Carter, was appointed to the Board of Directors on February 20, 2004 and is standing for election for the first time. The Corporate Governance Committee asked R. Brad Martin, Chairman and Chief Executive Officer of the Company, to identify appropriate candidates with business and technology backgrounds to serve on the Board of Directors. Mr. Martin discussed a list of potential candidates with the Committee and recommended Mr. Carter to the Committee. Following a review, the Committee recommended to the Board of Directors that it appoint Mr. Carter to serve as a Director to fill a vacancy created on the Board following its increase in size to fifteen members. No fees have been paid to any third party to identify or evaluate or assist in identifying or evaluating potential Board nominees.

These six Directors, together with the eight Directors whose terms continue beyond this year’s Annual Meeting, will comprise the Board of Directors. Each Director will hold office for the term specified and until his or her successor is elected and qualified. Unless otherwise instructed by the shareholder, the persons named in the enclosed form of proxy intend to vote for the election of the persons listed in this proxy statement. If any nominee becomes unavailable for any reason or should a vacancy occur before the election (which events are not anticipated), the proxies will be voted for the election of a substitute nominee to be selected by the Board of Directors.

The Board of Directors’ current policy is that no Director will be nominated by the Board to stand for re-election after reaching age 72, although the Board may determine, in special circumstances, that this policy should not apply with respect to any particular director.

The Company’s bylaws require that Directors who are not officers of the Company must submit to the Board a letter of resignation upon any change in the Director’s principal business or other activity in which the Director was engaged at the time of the Director’s election. The Board’s Corporate Governance Committee will review the letter of resignation and make a recommendation, based on all of the relevant facts and circumstances (including the needs of the Board), as to whether the Board should accept the Director’s resignation.

We have provided below information about the nominees and other Directors. The business associations shown have been continued for more than five years unless otherwise noted.

Name, Principal Occupation, and Directorships	Age	Director Since
NOMINEES FOR DIRECTOR:

Class I (terms expiring in 2007):

Stanton J. Bluestone	69	1998
Chairman of the Carson Pirie Scott group of the Company from February 1998 until his retirement in January 1999. Mr. Bluestone served as Chairman and Chief Executive Officer of Carson Pirie Scott & Co. (“CPS”) between March 1996 and January 1998. Prior to that Mr. Bluestone held other executive positions with CPS.

Robert B. Carter	44	2004
Executive Vice President and Chief Information Officer of FedEx Corporation, an international provider of transportation, information, international trade support, and supply chain services.

Julius W. Erving	54	1997
President of the Erving Group, a private investment company, since 1979. Executive Vice President of RDV Sports, a sports management company, between September 1997 and June 2003. Mr. Erving serves on the Boards of Directors of Darden Restaurants, Inc. and The Sports Authority.

Donald E. Hess	55	1996
Chief Executive Officer of Southwood Partners, a private investment company, since January 1998 and Chairman Emeritus of Parisian. Mr. Hess served as Chairman of the Parisian group of the Company from April 1997 until his retirement in December 1997 and served as President and Chief Executive Officer of Parisian, Inc. from 1986 to April 1997.

Name, Principal Occupation, and Directorships	Age	Director Since
Class II (terms expiring in 2005):

George L. Jones	53	2001
President and Chief Executive Officer of Saks Department Store Group since March 2001. Mr. Jones served as President of Worldwide Licensing and Studio Stores for Warner Bros., an entertainment company, from 1994 to February 2001.

Stephen I. Sadove	52	1998
Vice Chairman of the Company since January 2002 and Chief Operating Officer of the Company since March 2004. Mr. Sadove served as Senior Vice President of Bristol-Myers Squibb, a beauty, nutritional, and pharmaceutical company, and President of Bristol-Myers Squibb Worldwide Beauty Care from 1996 to January 2002. Mr. Sadove serves on the Board of Directors of Ruby Tuesday, Inc.

THE BOARD OF DIRECTORS RECOMMENDS THE SHAREHOLDERS VOTE “FOR” THE ELECTION AS DIRECTORS OF THE ABOVE LISTED NOMINEES.

CONTINUING DIRECTORS:

Class II (terms expiring in 2005):

James A. Coggin	62	1998
President and Chief Administrative Officer of the Company since November 1998. Mr. Coggin served as President and Chief Operating Officer of the Company between March 1995 and November 1998. Prior to that, Mr. Coggin held various executive positions with the Company and with McRae’s, Inc.

Michael S. Gross	42	1994
Co-founder and Partner of Apollo Management, L.P., an investment firm. Mr. Gross is the Chairman of the Board of Apollo Investment Corporation, and he serves on the Boards of Directors of Allied Waste Industries, Inc., Pacer International, Inc., SkyTerra Communications, Inc., and United Rentals, Inc.

Nora P. McAniff	45	2002
Executive Vice President of Time, Inc., a magazine publisher, since September 2002. Ms. McAniff served as Group President of the People Magazine Group of Time Inc. between January 2001 and August 2002, President of People Magazine between October 1998 and January 2001, and Publisher of People between September 1993 and October 1998.

Class III (terms expiring in 2006):

Ronald de Waal	52	1985
Vice Chairman of the Company’s Board of Directors. Chairman of We International, B.V., a Netherlands corporation, which operates fashion specialty stores in Belgium, the Netherlands, Switzerland, Germany, and France. Mr. de Waal serves on the Boards of Directors of Post Properties Inc. and The Body Shop International, PLC.

R. Brad Martin	52	1984
Chief Executive Officer of the Company since 1989 and Chairman of the Board of the Company since 1987. Mr. Martin serves on the Boards of Directors of First Tennessee National Corporation and Harrah’s Entertainment, Inc.

C. Warren Neel	65	1987
Executive Director of the Center for Corporate Governance at the University of Tennessee, Knoxville, since February 2003. Dr. Neel served as Commissioner of Finance and Administration for the State of Tennessee from July 2000 to January 2003. He served as the Dean of the College of Business Administration at the University of Tennessee, Knoxville, from 1977 until June 2000. Dr. Neel serves on the Board of Directors of American Healthways, Inc.

Name, Principal Occupation, and Directorships	Age	Director Since
Marguerite W. Sallee	58	1996
Staff Director, Senate Subcommittee on Children and Families since April 2003. President and Chief Executive Officer of The Brown Schools from September 2001 to March 2003. Ms. Sallee served as Chairman and Chief Executive Officer of Frontline Group, Inc., an employment and training company, from July 1999 to August 2001, and as Chief Executive Officer of Bright Horizons Family Solutions, a corporate child care company, from July 1998 to January 1999. Ms. Sallee served as President and Chief Executive Officer of CorporateFamily Solutions, a corporate child care company, between February 1987 and July 1998.

Christopher J. Stadler	39	2000
Managing Director of Investcorp International, Inc., an investment company, since April 1996. Mr. Stadler serves on the Boards of Directors of U.S. Unwired and Werner Holdings.

Current Class I Director Bernard E. Bernstein, who has been a Director since 1987, will retire from the Board of Directors on June 8, 2004. The Board of Directors is grateful to Mr. Bernstein for his many contributions to the Company during his 17 years of service as a Director.

Further Information Concerning Directors

Directors’ Fees

Effective February 2004, Directors who are not employed by the Company each receives an annual fee of $30,000, $2,000 for attendance at each board meeting, and $1,000 for attendance at each meeting of a committee of which the Director is a member (or $750 for participation by telephone in a board or committee meeting). The Audit Committee Chairperson receives an additional annual fee of $7,500, the Human Resources Committee Chairperson receives an additional annual fee of $5,000, and the Finance and Corporate Governance Chairpersons each receives an additional annual fee of $2,500. Directors are reimbursed for expenses in connection with their services as Directors of the Company. Directors not employed by the Company may elect to receive fees in cash or to participate in the Company’s Deferred Compensation Plan.

Beginning in February 2004, upon initial election or appointment to the Board each non-employee Director is awarded 5,000 shares of restricted stock. The restriction period is ten years, with 10% lapsing on each anniversary date of the award. Immediately following each annual shareholders’ meeting, each non-employee Director is awarded 2,000 shares of restricted stock. Restrictions lapse upon retirement or resignation from the Board. The Company’s Vice Chairman of the Board also receives an additional annual award of 2,000 shares that vests immediately. Directors may elect to defer awards of restricted stock into the Company’s Deferred Compensation Plan. If the shareholders approve the 2004 Long-Term Incentive Plan (see Item 3, “Approval of the Saks Incorporated 2004 Long-Term Incentive Plan”), the Company will make these restricted stock awards under that plan.

Board Practices

The Board met five times during the last fiscal year. At each Board meeting, the full Board meets and, in addition, the non-employee Directors meet with the Chairman and then separately without the Chairman. The Chairman of the Corporate Governance Committee, Ronald de Waal, presides over the non-employee Director sessions. Interested parties may communicate directly with Mr. de Waal, or with the non-employee Directors as a group, by writing to them c/o the Corporate Secretary at the address provided for such communications on www.saksincorporated.com. The Corporate Secretary, in consultation with the Company’s General Counsel, will have discretion to determine whether such communications are proper for submission to the intended recipient.

The Company’s Board of Directors has adopted Corporate Governance Guidelines. The Company’s Board of Directors has also adopted a Code of Business Conduct and Ethics (the “Code”) in compliance with New York Stock Exchange (“NYSE”) and Securities and Exchange Commission (“SEC”) standards. The Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, and other employees of the Company must comply with the Code. The Code and the Corporate Governance Guidelines are posted on the Company’s web site at www.saksincorporated.com. Waivers of the policies and procedures set forth in the Code will, to the extent required by law or applicable regulation, be disclosed by means of an appropriate statement on www.saksincorporated.com.

The Board reviews its own performance annually and routinely reviews and plans for succession of the Company’s executive team.

Director Independence

Under the Company’s Corporate Governance Guidelines, a significant majority of the Board should be composed of Independent Directors as those terms are defined in the NYSE rules. A director is independent under the NYSE listing standards if the Board affirmatively determines that the director has no material relationship with the Company directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company. In addition, the NYSE listing standards provide that a director will not be independent if he or she has any of the following relationships (each, a “disqualifying relationship”):

•	The director is an employee of the Company or has been an employee of the Company at any time within the preceding three years.

•	A member of the director’s immediate family is an executive officer of the Company or has been an executive officer of the Company at any time within the preceding three years.

•	The director or an immediate family member of the director received more than $100,000 per year in direct compensation from the Company within the preceding three years, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•	The director is, or within the preceding three years has been, affiliated with or employed by a present or former internal or external auditor of the Company.

•	A member of the director’s immediate family is, or within the preceding three years has been, affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company.

•	The director is, or within the preceding three years has been, employed by another company where any of the Company’s present executives serve on that company’s compensation committee.

•	A member of the director’s immediate family is, or within the preceding three years has been, employed as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee.

•	The director is an executive officer or employee of a company that has made payments to, or received payments from, the Company in an amount which, in any one of the three most recent fiscal years, exceeded the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

•	A member of the director’s immediate family is an executive officer of a company that has made payments to, or received payments from, the Company in an amount which, in any one of the three most recent fiscal years, exceeded the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

The Board has reviewed all relationships between each non-employee director and the Company and has affirmatively determined that no non-employee director has a material relationship with the Company directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company. The Board has also concluded that no non-employee director has any of the disqualifying relationships identified above. Consequently, the Board has determined that all non-employee directors are independent within the meaning of the NYSE rules.

Board Committees

The Board of Directors has established Audit, Human Resources, Corporate Governance, and Finance Committees. The Board has determined that all members of the Audit, Human Resources, and Corporate Governance Committees are independent within the meaning of the rules of the NYSE. All members of the Audit Committee satisfy the heightened standard for audit committee independence provided in the SEC rules.

The Company’s Board of Directors has adopted written charters for the Audit, Human Resources, and Corporate Governance Committees that meet the requirements of the NYSE rules. Each charter is available at www.saksincorporated.com. Each committee conducts an annual performance appraisal of itself.

The Board and each of its Committees has access, at the Company’s expense, to outside accounting, legal, corporate governance, and other advisors as and when Board or Committee members determine advisor retention is advisable.

Audit Committee

The Audit Committee includes Bernard E. Bernstein (Chair), Stanton J. Bluestone, Michael S. Gross, and C. Warren Neel. The Committee met ten times during the last fiscal year. The purpose of the Committee is to (i) assist the Board in its oversight of (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the qualifications and independence of the Company’s external auditor, and (d) the performance of the Company’s internal auditors and the external auditors; and (ii) prepare the report of the Committee required to be included in the Company’s annual proxy statement.

No member of the Audit Committee may serve on more than two other audit committees of public companies.

The Board of Directors has determined that C. Warren Neel is an “audit committee financial expert” as that term is defined in rules of the SEC implementing requirements of the Sarbanes-Oxley Act of 2002. In reaching this determination, the Board of Directors considered, among other things, the relevant experience of Dr. Neel as described under “Election of Directors.”

Human Resources Committee

The Human Resources Committee includes Christopher J. Stadler (Chair), Robert B. Carter, Julius W. Erving, Donald E. Hess, Nora P. McAniff, and Marguerite W. Sallee. The Committee met four times during the last fiscal year. The primary purpose of the Committee is to (i) discharge the Board’s responsibilities relating to compensation of the Company’s directors and executive officers and (ii) review and recommend to the Board human resource plans, policies, and programs, as well as approve individual executive officer compensation intended to attract, motivate, retain, and appropriately reward associates in order to motivate their performance in the achievement of the Company’s business objectives and align their interests with the long-term interests of the Company’s shareholders.

Corporate Governance Committee

The Corporate Governance Committee includes Ronald de Waal (Chair), Bernard E. Bernstein, C. Warren Neel, and Christopher J. Stadler. The Committee met three times during the last fiscal year. The primary purpose of the Committee is to (i) identify, evaluate, and recommend to the Board individuals qualified to be directors of the Company for either appointment to the Board or to stand for election at a meeting of the shareholders, and (ii) develop and recommend to the Board corporate governance guidelines for the Company. The Committee also makes recommendations with respect to shareholder proposals.

The Corporate Governance Committee does not have any single method for identifying director candidates, but will consider candidates suggested by a wide range of sources. Board candidates must possess personal and business integrity, accountability, informed judgment, business literacy, and high performance standards and be able to contribute knowledge, experience, and skills in at least one of the following core competencies: accounting and finance, management, marketing, industry knowledge, leadership, or strategy.

The Committee also considers any nominees for Director recommended by shareholders. The Committee will apply the same standards in considering Director candidates recommended by shareholders as it applies to other candidates. Shareholders wishing to recommend a nominee to the Committee should write to the Committee c/o the Corporate Secretary at the address provided for such communications on www.saksincorporated.com. Any recommendation submitted by a shareholder must include the same information concerning the candidate and the shareholder as would be required under the Company’s bylaws if the shareholder were nominating that candidate directly. Those information requirements are described in this Proxy Statement under the heading “Shareholders’ Proposals or Nominations for 2005 Annual Meeting.”

Finance Committee

The Finance Committee includes Donald E. Hess (Chair), Ronald de Waal, Michael S. Gross, and Christopher J. Stadler. The Committee met six times during the last fiscal year. The Committee: (i) ensures the capital structure of the Company is consistent with the long-term value-creating strategy of the Company, (ii) advises management on specific elements of its capital structure strategy, and (iii) approves, based on authority delegated from the Board of Directors, or recommends to the Board of Directors for approval, specific terms and parameters of certain financing transactions.

Meeting Attendance

The Board expects that all Directors will devote sufficient time to the full performance of their Board duties and responsibilities, including attending all Board meetings and all meetings of committees on which the Director serves. Any Director who attends less than 75% of board and committee meetings in a fiscal year is required to provide a written explanation to the Board’s Corporate Governance Committee immediately following the fiscal year end. If the Committee finds the explanation inadequate, the Director will submit a letter of resignation to the Committee, which will determine, based on all relevant facts and circumstances (including the needs of the Board), whether to recommend to the Board that it should accept the Director’s resignation.

Each Director attended 75% or more of the aggregate number of meetings of the Board of Directors and the committee(s) on which the Director served during the fiscal year ended January 31, 2004. The overall average percentage for Directors’ meeting attendance was 95%.

Directors are encouraged, but not required, to attend annual meetings of shareholders. Twelve members of the Board of Directors attended the Company’s June 2003 Annual Meeting.

Policy and Process Regarding Shareholder Communications to the Board

The Board of Directors has adopted a policy and process regarding shareholder communications to the Board. Shareholders may communicate with the Board collectively, or with any of its individual members, by writing to them c/o the Corporate Secretary at the address provided for such communications on www.saksincorporated.com. Additional information concerning the Company’s process regarding shareholder communications with the Board may be found at www.saksincorporated.com.

Executive Compensation

Summary Compensation Table

The following table sets forth, for the fiscal years ended January 31, 2004 (“2003”), February 1, 2003 (“2002”), and February 2, 2002 (“2001”), the cash compensation paid by the Company, as well as other compensation paid or accrued for these years, to the Company’s Chief Executive Officer and to each of the other four most highly compensated executive officers (“Named Executive Officers”). As used in this Proxy Statement, the term “executive officer” has the meaning set forth in Rule 3b-7 under the Securities Exchange Act of 1934.

		Annual Compensation				Long-Term Compensation Awards
Name & Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Restricted Stock Award(s) ($)(1)		Securities Underlying Options Granted (#)	All Other Compensation ($)(2)
R. Brad Martin Chairman of the Board and Chief Executive Officer (“CEO”)	2003 2002 2001	1,050,000 1,000,000 962,500	1,077,500 815,000 —	59,252 — —	(3)	651,000 529,303 3,238,750	(4) (5) (6)	— 69,440 465,970	45,960 2,550 137,100

Stephen I. Sadove (7) Vice Chairman and Chief Operating Officer (“COO”)	2003 2002 2001	980,000 980,000 67,218	739,214 531,650 —	21,933 — —		— — 5,025,000	(8)	— — 1,500,000	7,250 — —

George L. Jones (7) President and CEO of Saks Department Store Group	2003 2002 2001	900,000 900,000 828,462	700,000 700,000 900,000	— — —		— — 1,190,000	(9)	250,000 400,000 1,000,000	31,695 16,692 —

James A. Coggin President and Chief Administrative Officer	2003 2002 2001	800,000 800,000 787,500	431,040 248,000 105,000	241,309 — —	(10)	— 449,500 —	(11)	158,362 44,440 41,670	354,506 2,550 2,400

Douglas E. Coltharp Executive Vice President and Chief Financial Officer	2003 2002 2001	550,000 550,000 515,000	237,050 150,000 61,875	226,251 — —	(10)	— 899,000 —	(11,12)	84,997 150,826 71,259	330,237 2,550 2,400

(1)	As of January 31, 2004, the number and value (based on the January 30, 2004 closing price of $17.00) of shares of restricted stock held by each of the Named Executive Officers were as follows: Mr. Martin, 255,000 shares ($4,335,000); Mr. Sadove, 252,000 shares ($4,284,000); Mr. Coggin, 50,000 shares ($850,000); Mr. Jones, 100,000 shares ($1,700,000); and Mr. Coltharp, 83,334 shares ($1,416,678). Dividends would be paid on outstanding shares of restricted stock by crediting the dividend to a Company account for the holder of the shares. If restricted shares were to fully vest, the dividend paid on the shares would be paid in cash to the holder of the shares. If a change in control or potential change in control were to occur, the shares of restricted stock held by the Named Executive Officers would vest in full.
(2)	For 2003 includes (i) matching contributions under the Company’s 401(k) plan as follows: Mr. Martin, $11,050; Mr. Sadove, $7,250; Mr Coggin, $9,270; Mr. Jones, $7,049; and Mr. Coltharp, $9,293; (ii) for Messrs. Martin, Coggin, and Jones, $34,910, $5,035, and $3,665, respectively, for the portion of interest, credited to deferred compensation account balances, that exceeded 120% of the “long-term applicable federal rate” specified in Internal Revenue Code Section 1274(d); (iii) for Messrs. Coggin and Coltharp, $340,201 and $320,944, respectively, for loan forgiveness; and (iv) for Mr. Jones, $20,981 of imputed interest on a loan made to him in 2001. See “Loans to Executive Officers.”
(3)	Consists of reimbursement of (i) $28,642 for the cost of long-term disability insurance and (ii) Medicare taxes of $30,610 paid on restricted shares.

(4)	Awards to Mr. Martin of (i) 5,000 shares of restricted stock, priced as of May 1, 2003 and valued at $44,450 ($8.89 closing price), which will fully vest on May 1, 2004 if Mr. Martin remains employed as CEO on that date, and (ii) 35,000 shares of restricted stock based on achievement of 2003 performance criteria, which were priced as of April 1, 2004, valued at $606,550 ($17.33 closing price), and will fully vest on April 1, 2005 if Mr. Martin remains employed on that date.
(5)	An award to Mr. Martin of 68,830 restricted shares (34,000 of which were based on the achievement of 2002 performance criteria and 34,830 of which were based on the achievement of other performance criteria). This award, which was priced as of February 28, 2003 and valued at $529,303 ($7.69 closing price), fully vested on February 28, 2004.
(6)	Awards to Mr. Martin of (i) 25,000 shares of restricted stock based on the achievement of 2001 performance criteria, which were priced as of March 19, 2002, valued at $353,750 ($14.15 closing price), and fully vested on March 19, 2003, and (ii) 250,000 shares of restricted stock, which were priced as of May 31, 2001, valued at $2,885,000 ($11.54 closing price), and will fully vest on May 31, 2006 if Mr. Martin does not voluntarily terminate his employment prior to that date.
(7)	Mr. Sadove’s employment as Vice Chairman commenced on January 7, 2002, and he assumed the additional role of COO in March 2004. In addition to the position of President and CEO of Saks Department Store Group, Mr. Jones served as COO of the Company from September 2002 until March 2004.
(8)	An award to Mr. Sadove of 500,000 shares of restricted stock that was priced as of January 7, 2002 and valued at $5,025,000 ($10.05 closing price). 125,000 shares fully vested in each of 2003 and 2004. 125,000 shares will vest on each of January 7, 2005 and January 7, 2006 if Mr. Sadove remains employed on those dates.
(9)	An award to Mr. Jones of 100,000 shares of restricted stock. This award, which was priced as of March 1, 2001 and valued at $1,190,000 ($11.90 closing price), fully vested on March 1, 2004.
(10)	Includes tax gross-up for forgiveness of loans to Messrs. Coggin and Coltharp of $233,978 and $218,551, respectively.
(11)	Awards to Messrs. Coggin and Coltharp each of 50,000 shares of restricted stock. These awards, priced as of August 16, 2002 and valued at $449,500 ($8.99 closing price), will fully vest on the tenth anniversary of the grant date if the recipients remain employed by the Company on that date, but are subject to accelerated vesting in one-third installments in 2004, 2005, and 2006 if the Company achieves performance goals for 2003, 2004, and 2005, respectively. In 2004, 16,666 of the shares fully vested for Messrs. Coggin and Coltharp each based on the achievement of the 2003 performance goals.
(12)	An award to Mr. Coltharp of 50,000 shares of restricted stock priced as of August 16, 2002 and valued at $449,500 ($8.99 closing price). 16,666 shares fully vested on November 1, 2003, and the remaining shares will vest in one installment of 16,666 shares and one installment of 16,667 shares on November 1, 2004 and November 1, 2005, respectively, if Mr. Coltharp remains employed on those dates.

Stock Options

The following table contains information concerning the grant of stock options under the Company’s incentive plans to the Named Executive Officers during the last fiscal year. Mr. Martin and Mr. Sadove did not receive stock option grants in 2003.

Option Grants in Last Fiscal Year

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
	Number of Securities Underlying Options Granted (#) (1)		% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/share)(2)	Expiration Date
Name						5% ($)	10% ($)
George L. Jones	250,000	(4)	23.23	7.69	3/1/10	655,000	1,482,500
James A. Coggin	158,362	(5)	14.72	15.51	11/1/10	679,372	1,499,688

Douglas E. Coltharp	7,902	(5)	0.73	15.69	5/4/08	19,517	41,011
	4,885	(5)	0.45	15.69	5/1/10	21,152	46,798
	12,168	(5)	1.13	15.69	11/1/10	52,687	116,659
	60,042	(5)	5.58	15.69	2/18/10	259,981	575,202

(1)	In the event of a change in control or potential change in control of the Company, options become exercisable in full.
(2)	All options were granted at the market closing price on the date of grant. No incentive stock options were granted. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.
(3)	Potential gains are reported net of the option exercise price but before taxes associated with exercise. These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions, as well as the optionholder’s continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.
(4)	This option is exercisable in cumulative one-fifth installments commencing six months from the date of grant (with each subsequent installment vesting on the anniversary date of grant) with full vesting occurring on the fourth anniversary of the date of grant.
(5)	Options vest in full six months from the date of grant. This option was granted when the Named Executive Officer exercised a previously vested option (the “Original Option”) by tendering shares of Common Stock that he owned to pay the exercise price and the tax withholding obligation. The number of shares underlying the option equals the number of owned shares used by the Named Executive Officer to pay the exercise price and tax withholding obligation. The shares received upon exercise of the Original Option may not be sold for two years (subject to certain exceptions). This program was designed to encourage direct share ownership by executive officers of the Company, but will not be available for options to be granted under the Company’s 2004 Long-Term Incentive Plan proposed for approval by the shareholders. See Item 3, “Approval of the Saks Incorporated 2004 Long-Term Incentive Plan.”

The Company’s policy is to not “reprice” stock options.

Option Exercises and Holdings

The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held at the end of the last fiscal year.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options Held at Fiscal Year End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year End ($) (1) Exercisable/Unexercisable
R. Brad Martin	1,806,262	8,731,964	1,238,632/630,973	99,993/3,842,880
Stephen I. Sadove	198,967	1,089,344	764,323/610,550	5,229,127/4,343,335
George L. Jones	0	0	810,000/840,000	4,349,500/5,138,000
James A. Coggin	250,882	1,303,206	639,122/355,028	1,731,993/1,419,094
Douglas E. Coltharp	178,663	712,330	400,193/210,697	955,211/863,781

(1)	Represents the difference between the closing price of the Company’s Common Stock on January 30, 2004 ($17.00) and the exercise price of the options.

Equity Compensation Plan Information

The following table summarizes information, as of January 31, 2004, relating to equity compensation plans of the Company pursuant to which Common Stock may be awarded from time to time.

	(a)	(b)	(c)
Plan Category(1)	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,137,640	$18.97	833,425	(2)
Equity compensation plans not approved by security holders	15,010,092	$13.56	246,280	(3)

Total	18,147,732	$14.50	1,079,705

(1)	In connection with acquisition transactions, the Company assumed then-outstanding stock options previously granted to employees and directors of the acquired corporations. No additional grants or awards may be made under the plans pursuant to which these stock options were granted. As of January 31, 2004, the total number of shares of Common Stock to be issued upon the exercise of these stock options was 2,355,200, and the weighted-average exercise price of these shares was $24.58. These shares are not included in the table.
(2)	This amount includes 366,425 shares of Common Stock available for issuance under the Company’s Amended and Restated 1994 Long-Term Incentive Plan (the “1994 Plan”). Awards available for grant under the 1994 Plan include options, stock appreciation rights, restricted stock, performance units, and any combination of the foregoing awards.
(3)	This amount represents shares of Common Stock available for issuance under the Company’s 1997 Stock-Based Incentive Plan (the “1997 Plan”). Awards available for grant under the 1997 Plan include options, stock appreciation rights, restricted stock, bonus shares, performance units, and any combination of the foregoing awards.

As of April 13, 2004, there were (i) 142,604,590 shares of Common Stock issued and outstanding (including approximately 1,465,000 shares of restricted stock outstanding under the 1994 Plan and the 1997 Plan), (ii) a total of approximately 19,402,000 shares of Common Stock subject to stock option awards outstanding under the 1994 Plan, the 1997 Plan, and plans assumed following acquisitions, with a weighted average exercise price of $15.93 and a weighted average remaining contractual life of 4.4 years, and (iii) a total of approximately 394,000 shares of Common Stock remaining available for future awards under the 1994 Plan and the 1997 Plan.

1997 Stock-Based Incentive Plan

On April 9, 1997, the Board of Directors approved the 1997 Plan to assist in attracting, retaining, and motivating employees and directors. The Board amended the 1997 Plan several times. The exercise price for all outstanding options awarded under the 1997 Plan equals the fair market value of the Common Stock on the date of grant. Most options vest in five installments over four years, and the options expire after seven or ten years. Unvested options generally are forfeited if the executive’s employment is terminated. In the event of a change in control or a potential change in control, the Board of Directors may accelerate awards under the 1997 Plan or provide that such awards be cashed out in connection with the transaction. As of January 31, 2004, under the 1997 Plan, there were (i) options outstanding to purchase 15,010,092 shares, (ii) 1,551,470 shares of restricted stock outstanding and unvested, and (iii) 246,280 shares remaining available for issuance.

If the shareholders approve the 2004 Long-Term Incentive Plan (see Item 3, “Approval of the Saks Incorporated 2004 Long-Term Incentive Plan”), no new awards will be made under the 1994 Plan or the 1997 Plan.

Employment Agreements

All of the Named Executive Officers have employment agreements, which are included as exhibits to the Company’s public filings. Each agreement sets forth the Named Executive Officer’s minimum base salary, bonus potential, and entitlement to participate in the Company’s benefit plans. The agreements also set forth various equity awards. The current agreements have the following expiration dates: Mr. Martin (October 1, 2007); Mr. Jones (March 1, 2005); Mr. Coggin (March 15, 2006); and Mr. Coltharp (March 15, 2006). Mr. Sadove’s contract is a severance agreement that remains in effect as long as he is employed by the Company. The current minimum base salaries for the Named Executive Officers specified in their agreements are: Mr. Martin, $1,000,000; Mr. Sadove, $980,000; Mr. Jones, $900,000; Mr. Coggin, $800,000; and Mr. Coltharp, $550,000. Each of the agreements provides bonus opportunities for the Named Executive Officers. Mr. Jones is guaranteed an annual bonus in an amount sufficient that, when added to his base salary for a particular year, his total cash compensation is at least $1,600,000. Mr. Sadove’s standard bonus potential is 90% of base salary with the potential of 140% of base salary for breakthrough results, as determined in advance by the Human Resources Committee.

Mr. Martin’s agreement provides that he may earn up to 750,000 shares of Common Stock based upon certain conditions. He has received 250,000 of these shares in the form of restricted stock that will vest on May 31, 2006, provided that he does not voluntarily end his employment prior to that date. He has the opportunity to earn up to 500,000 shares conditioned upon the average stock price in the twelve months prior to May 31, 2006. The threshold for earning any shares is $17.57, with 100,000 shares to be earned at that price. 500,000 shares will be earned with a stock price of $29.30 or higher. Shares will be pro rated between those prices.

Each of the employment agreements contains severance provisions in the event that the Named Executive Officer’s employment is terminated without “cause.” Messrs. Martin, Sadove, and Jones may terminate the employment relationship for “good reason,” which, in the case of Messrs. Martin and Sadove, includes a “change in control” of the Company. Under these circumstances, the agreements generally provide for the acceleration of equity grants and a lump-sum cash payment. Mr. Martin is entitled to (i) a sum equal to his base salary then in effect plus 25% of his maximum bonus potential multiplied by the longer of three years or the balance of the remaining contract term, (ii) immediate vesting of all stock options and restricted stock awards with the ability to exercise the stock options for the shorter of two years or the original expiration period of the option, (iii) participation in the Company’s health plans, with family coverage, for his life, and (iv) full-time secretarial services for the longer of three years or the balance of the remaining contract term.

If Mr. Sadove’s employment is terminated without “cause” or he terminates his employment for “good reason,” he is entitled to (i) a cash payment of three times his base salary then in effect plus three times an imputed bonus of 30% of base salary, (ii) immediate vesting of all options with one year to exercise those options, (iii) immediate vesting of all restricted stock awards, and (iv) continuation in the Company’s medical plans for three years. If Mr. Jones’ employment is terminated without “cause” or he terminates his employment for “good reason,” he is entitled to (i) a payment of $3.2 million (two times the sum of his minimum base salary and minimum bonus), (ii) a prorated bonus for the year of termination and (iii) the acceleration of options that were granted at least six months prior to the date of termination. If either Mr. Coggin or Mr. Coltharp is terminated without “cause,” the executive will be entitled to receive his base salary through the end of the term of the agreement (in a lump sum). In the event such termination occurs during the final two years of the term in the agreement or thereafter if the executive is working without an agreement, he will be entitled to receive two years of his base salary.

Each agreement also includes change-in-control provisions. A “Change in Control” generally means: (i) the acquisition of 25% or more of the combined voting power of the Company’s outstanding securities, (ii) a tender offer, merger, sale of assets, or other business combination which results in the transfer of a majority of the combined voting power of the Company or any successor entity, or (iii) during any period of two consecutive years, the failure to elect a majority of the individuals constituting the Board of Directors of the Company prior to the commencement of such period, unless the election or nomination of any replacement Directors was approved by vote of at least two-thirds of the Directors of the Company then still in office who were Directors of the Company at the beginning of such period. A “Potential Change in Control” generally means: (i) the approval by the shareholders of the Company of an agreement which, if consummated, will result in a change of control or (ii) the acquisition of 5% or more of the outstanding voting securities of the Company and the adoption by the Company’s Directors of a resolution to the effect that a potential change in control of the Company has occurred.

In the event of a Change in Control, any options and restricted stock granted to Messrs. Martin, Sadove, Coggin, and Coltharp prior to such Change in Control will immediately vest. In addition, for Mr. Martin, his opportunity to earn 500,000 shares of Common Stock will be determined by using the purchase price of the Company’s shares. For Mr. Sadove, if he terminates his employment for “good reason” after a Change in Control or his employment is terminated in connection with a Change in Control or Potential Change in Control, he will receive the severance payment described above, will be entitled to continuation in the Company’s health plans for three years at no cost, and will become vested in the Company’s supplemental savings plan at the retirement rate. If, within 18 months following a Change in Control, Mr. Jones is terminated without “cause” or he terminates for “good reason,” he will receive the severance payments described above and will become vested in the Company’s supplemental savings plan at the retirement rate. For each of Messrs. Coggin and Coltharp, a termination of employment by the executive after a Change in Control or a termination of employment by the Company in any way connected to a Change in Control or Potential Change in Control entitles the executive to three years’ base salary as severance and free continuation in the health plans for three years. If any payment, right or benefit paid to a Named Executive Officer by the Company is treated as an “excess parachute payment” under Section 280(G)(b) of the Internal Revenue Code, the Company will indemnify and hold harmless and make whole, on an after-tax basis, the Named Executive Officer for any adverse tax consequences, including but not limited to providing to the Named Executive Officer on an after-tax basis the amount necessary to pay any tax imposed by Internal Revenue Code Section 4999.

Each of the agreements contains non-competition covenants following termination of employment.

Loans to Executive Officers

The Human Resources Committee of the Board has followed a policy of compensating executive officers with cash and equity-based awards. The grant of equity awards means that a significant portion of an executive’s compensation is at risk. In accordance with this policy, over time, executive officers have received shares of Common Stock as compensation. Those awards are taxable to the executive as income.

In 2000, the Human Resources Committee granted loans to several Named Executive Officers to assure that they had sufficient cash to pay their income tax obligations without the need to sell shares of Common Stock earned as part of their compensation. The Company entered into five-year loan agreements with Named Executive Officers as follows: Mr. Martin, $865,000; Mr. Coggin, $265,000; and Mr. Coltharp, $250,000. The loans accrued simple interest at 8% per year. In 2001, the Human Resources Committee added potential forgiveness terms to the loans in consideration of continued employment. For Mr. Coggin and Mr. Coltharp, the loans were forgiven on November 1, 2003. Mr. Martin elected not to participate in this forgiveness program and repaid the Company loan in full with accrued interest in 2003.

The Company agreed in 2001 to make a $464,000 loan to Mr. Jones. At the Company’s request, Mr. Jones elected to pay taxes on his 2001 restricted stock grant although the shares subject to the grant would not vest, and would not be taxable had he not so elected, until 2004. The Company received a tax benefit from Mr. Jones’s election, and the purpose of the loan was to assist Mr. Jones with respect to his accelerated tax payment obligations that arose from the election. The Company made the loan on March 29, 2002 before Mr. Jones became a Named Executive Officer. Mr. Jones must repay the loan, without interest, upon the earlier of March 1, 2005 or his termination of employment.

Certain Transactions

Jeffrey C. Martin, a Senior Vice President of the Company and brother of R. Brad Martin, until January 2004 was also a partner of, and since January 2004 has been of counsel to, Shea & Gardner, a Washington, D.C., law firm. In his capacity with the Company, Jeffrey C. Martin is responsible for legal compliance and governmental relations. For the fiscal year ended January 31, 2004, the Company paid Shea & Gardner $119,085 in fees and disbursements for litigation defense, legal compliance, and governmental relations services and for reimbursement of support services provided to Jeffrey C. Martin in his capacity with the Company. The Company believes that payments made to Shea & Gardner were not greater than payments that would have been made to comparable firms to obtain similar services.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors, executive officers, and persons who own more than 10% of the Company’s Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company’s Common Stock.

To the Company’s knowledge, based solely on a review of reports filed during or with respect to the fiscal year ended January 31, 2004 by the Company’s Directors, executive officers, and persons who own more than 10% of the Company’s Common Stock and written representations by Directors and executive officers that no other reports were required to be filed, all Section 16 filing requirements applicable to the Company’s Directors, executive officers, and persons who own more than 10% of the Company’s Common Stock were satisfied, except that (a) due to clerical errors by the Company with respect to the reporting of grants of stock options and shares of restricted stock, one late Form 4 reporting one transaction was filed for each of Bernard E. Bernstein, Stanton J. Bluestone, Julius W. Erving, Michael S. Gross, Donald E. Hess, Nora P. McAniff, C. Warren Neel, Marguerite W. Sallee, and Christopher J. Stadler, and one late Form 4 reporting two transactions was filed for Ronald de Waal, (b) due to clerical errors by the Company with respect to the reporting of dispositions of shares in satisfaction of the exercise price or tax liability upon the exercise of stock options, one late Form 4 reporting one transaction was filed for each of James A. Coggin, George L. Jones, and Donald E. Wright, and one late Form 4 reporting one transaction, and one Form 5 reporting two previously unreported transactions, were filed for Douglas E. Coltharp, and (c) Carlos Slim Helu, an indirect 10% shareholder through holdings of Orient Star Holdings LLC, filed one Form 4 which was late in reporting six transactions occurring on the same day.

Comparison of Five-Year Cumulative Total Return

The following graph and table compare cumulative total shareholder return among Saks Incorporated, the S&P Midcap 400 Index, the S&P Retail Stores - Department Index, and a Retail Peer Group Index (weighted by market capitalization and consisting of Federated Department Stores, Inc.; The May Department Stores Company; Dillard’s, Inc.; J.C. Penney Company, Inc.; Nordstrom, Inc.; The Neiman Marcus Group, Inc.; and the Company) assuming an initial investment of $100 and reinvestment of dividends.

Description	Starting Basis 1/30/99	1/29/00	2/3/01	2/2/02	2/1/03	1/30/04
Saks Incorporated	$100.00	$37.18	$37.62	$27.27	$24.07	$46.18
S&P Midcap 400	$100.00	$115.58	$140.78	$138.42	$115.71	$165.14
S&P Retail Stores – Department	$100.00	$79.07	$103.73	$114.17	$78.05	$106.44
Retail Peer Group	$100.00	$73.40	$79.32	$84.40	$57.34	$96.93

Report of the Human Resources Committee of

the Board of Directors on Executive Compensation

Executive Compensation Policies

The Human Resources Committee of the Board of Directors (the “Committee”) is composed of the following Directors who are not employees of the Company and who are independent as determined in accordance with the rules of the New York Stock Exchange: Christopher J. Stadler, Chair of the Committee; Robert B. Carter; Julius W. Erving; Donald E. Hess; Nora P. McAniff; and Marguerite W. Sallee. The Committee determines all elements of the compensation of the Chief Executive Officer and conducts an extensive evaluation of his annual performance. The Committee also reviews the compensation of the Company’s executive officers, including the Named Executive Officers, and approves the amount and form of equity compensation for all associates.

The Committee’s compensation policies applicable to the Company’s executive officers, including the Named Executive Officers, during the Company’s fiscal year ended January 31, 2004 (“2003”) were designed to align compensation with the achievement of the Company’s business objectives and financial performance goals and to enable the Company to attract, retain, and reward talented executives who will contribute to the Company’s long-term success. The Company’s compensation strategy applicable to its salaried associates is to provide the following, taking into account individual job responsibilities and personal and corporate performance:

•	base salaries that are comparable to the median ranges of market compensation for comparable positions (based upon data from independent resources and including the companies in the Peer Group identified in the section entitled “Comparison of Five-Year Cumulative Total Return”);

•	annual cash-bonus incentives that reflect short-term operating performance; and

•	performance-based equity incentives that relate to long-term shareholder value creation.

The Committee ensures that a substantial portion of total compensation for the Named Executive Officers is at risk. If established performance measures are not met, incentive compensation is appropriately reduced.

For purposes of annual bonus compensation, the Committee establishes performance measures for executive officers, including the Named Executive Officers. The Committee establishes these performance measures for a fiscal year shortly after the beginning of the year. Based on the Company’s consolidated results of operations for the fiscal year, the Committee measures the Company’s actual performance against the established performance measures. For 2003, the Committee established “earnings before interest, taxes, and certain items” (“EBIT”) at specified levels as the annual-bonus performance measure for the executive officers. Based on the Company’s consolidated results of operations for 2003, the Committee in early 2004 determined that the Company had achieved the 2003 EBIT performance measure at 103% of the “target” level. The Committee retains the discretion to award bonuses for other individual and corporate results that are not directly tied to the pre-determined targets.

Historically, the Committee has provided long-term incentives by making stock option and restricted stock awards under the 1994 Plan and the 1997 Plan. The Committee has established the exercise prices for outstanding stock options at the market price on the date of the grant, so the award has realizable value only if the stock price increases. Pursuant to Board policy, the Committee does not “reprice” stock option awards in the event the market price of the Company’s stock declines. Most options vest in five installments over four years, and the options expire after seven or ten years. Unvested options generally are forfeited if the executive’s employment is terminated. During 2003, the Committee did not grant stock option awards except for awards made to satisfy the Company’s contractual obligations made in prior periods, made with respect to promotions reflecting increases in responsibility, or made to attract new executive talent when required by market conditions. As described below, the Committee has adopted a 2004-2005 Long-Term Incentive Program that provides for performance-based equity awards. The Committee intends that this program will replace the Committee’s pre-2003 practice of making annual stock option awards based on performance. As a consequence, the Committee expects that it will continue to de-emphasize the granting of stock option awards.

The Committee also has made restricted stock awards that vest over time if the executive officer remains employed on the vesting dates. Several of the Named Executive Officers received these restricted stock awards in 2002. The awards fully vest on the tenth anniversary of the grant date if the executive officer remains employed by the Company on that date, but are subject to accelerated vesting in one-third installments if the Company achieves an EBIT performance measure established by the Committee for 2003 and the Company’s 2004 and 2005 fiscal years. Based on the Company’s consolidated results of operations for 2003, the Committee in early 2004 determined that the Company had achieved the 2003 EBIT performance measure at 103% of the “target” level and determined that the 2003 one-third installments had fully vested.

In April 2004, the Committee approved a 2004-2005 Long-Term Incentive Program (the “LTI Program”) for executives at the Vice President level and above, with a portion of the total awards to be set aside for other high-potential associates. The Committee anticipates that most of the Named Executive Officers will participate in this program, which is intended to provide an equity-based reward for competitively superior long-term earnings growth. The program will include pre-established levels of cumulative EBIT for fiscal years 2004 and 2005 as the performance measures for the Named Executive Officers who will participate in the program. The target-level performance measure for the program—achievement of the Company’s cumulative EBIT plan for the fiscal years 2004 and 2005—reflects an 18.5% compound annual growth rate in cumulative EBIT for those years, which the Committee believes will clearly enhance shareholder value if achieved. Following the end of the 2005 fiscal year, the Committee will determine whether the Company achieved the cumulative EBIT performance measures for fiscal years 2004 and 2005. The Committee also will review the Company’s performance against a designated group of peers and, at the Committee’s discretion, increase or decrease the awards to be paid under the program, if any, by up to 25%. As part of its review of the Company’s performance compared to the performance of the designated peers, the Committee will review comparable store sales growth, EBIT growth and margin, return on invested capital, and total shareholder return. The Committee also may modify the performance measures for the program from time to time to reflect changed circumstances. With the adoption of the program, the Committee expects that, absent unusual events or changed circumstances, it will not grant any new stock option awards or time-vested restricted stock awards during fiscal 2004 to executive officers, including the Named Executive Officers, except as may be necessary to satisfy any stock bonus award to be earned by Mr. Martin in accordance with his employment agreement based on his fiscal 2004 performance and except for a 5,000-share restricted stock award to be granted to Mr. Martin on May 2, 2004 in accordance with his employment agreement.

CEO Compensation

The Committee determines the compensation of Mr. Martin, the Company’s Chairman and Chief Executive Officer. Mr. Martin’s compensation consists of three basic components:

•	base salary, which is set at the mid-point of salaries for positions in other companies (including those companies in the Peer Group identified in the section entitled “Comparison of Five-Year Cumulative Total Return”) with similar responsibilities

•	annual contingent bonus opportunities that are based on financial and operating performance measures

•	long-term equity incentives that are linked to the creation of shareholder value

At the beginning of each fiscal year, the Committee, in consultation with Mr. Martin, creates and approves Mr. Martin’s personal plan for the fiscal year. The Committee then presents the plan to the Board of Directors for its approval. The CEO’s annual performance is measured against that personal plan.

Mr. Martin’s employment agreement provides that he is entitled to an annual cash bonus of up to 200% of base salary and a stock-bonus award of up to 40,000 shares of unrestricted stock. The Committee selects parts of Mr. Martin’s annual personal plan as the basis for setting performance measures that the Committee will use to determine whether Mr. Martin has earned a cash bonus. As with the other executive officers, for 2003 the Committee used EBIT as the performance measure for Mr. Martin’s cash bonus. Based on the Committee’s determination that the Company had achieved the 2003 EBIT performance measure at 103% of the “target” level and that EBIT for 2003 had exceeded EBIT for the prior fiscal year, the Committee awarded Mr. Martin a cash bonus of $1,077,500, or approximately 54% of his annual cash bonus potential. The Committee also awarded Mr. Martin, in lieu of a stock bonus award, 35,000 shares of restricted stock for achieving performance measures and objectives established in his personal plan. Mr. Martin will forfeit these shares if he voluntarily ends his employment before April 1, 2005.

Additionally, the Committee awarded Mr. Martin, in accordance with his employment agreement, 5,000 shares of restricted stock on May 1, 2003. These shares will fully vest on May 1, 2004 if Mr. Martin remains employed on that date.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation in excess of $1 million paid to the Named Executive Officers, unless the compensation constitutes “qualified performance-based compensation,” as defined in Section 162(m) of the Code. It is the Committee’s intention to utilize performance-based compensation in order to obtain deductibility of executive compensation, while providing a compensation program that will attract, retain, and reward the executive talent necessary to maximize shareholder return.

Human Resources Committee

Christopher J. Stadler, Chair

Robert B. Carter

Julius W. Erving

Donald E. Hess

Nora P. McAniff

Marguerite W. Sallee

Audit Committee Report

The primary function of the Audit Committee is to assist the Board of Directors in its oversight and monitoring of the Company’s financial reporting and audit processes, the Company’s system of internal control, and the Company’s process for monitoring compliance with laws, regulations, and policies. The Board of Directors of the Company has adopted an Audit Committee Charter that describes the responsibilities of the Audit Committee. The Audit Committee Charter is attached as Exhibit A.

The Audit Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP, the Company’s independent auditors, the Company’s audited consolidated financial statements for the fiscal year ended January 31, 2004. The Audit Committee also has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards AU (S) 380).

The Audit Committee also received the written disclosures and the letter from PricewaterhouseCoopers LLP that are required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers LLP their independence.

Based upon its review of the Company’s audited financial statements and the discussions noted above, the Audit Committee recommended that the Board of Directors include the Company’s audited consolidated financial statements for the fiscal year ended January 31, 2004 in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2004 for filing with the Securities and Exchange Commission.

Audit Committee

Bernard E. Bernstein, Chair

Stanton J. Bluestone

Michael S. Gross

C. Warren Neel

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

(Item No. 2)

The Audit Committee has appointed PricewaterhouseCoopers LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending January 29, 2005. The Company is asking the shareholders to ratify the Audit Committee’s appointment. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider the appointment.

PricewaterhouseCoopers LLP (or their predecessor firm Coopers & Lybrand) has audited the financial statements of the Company since 1991. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND THE SHAREHOLDERS VOTE “FOR” SUCH RATIFICATION (ITEM NO. 2).

PricewaterhouseCoopers LLP Fees and Services in 2003 and 2002

Aggregate fees billed for professional services rendered to the Company by PricewaterhouseCoopers LLP as of or for the years ended January 31, 2004 and February 1, 2003 were:

	January 31, 2004	February 1, 2003
Audit—Professional services for audits of the consolidated financial statements of the Company and the financial statements of National Bank of the Great Lakes, the Company’s wholly owned subsidiary that was liquidated on December 31, 2003; for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q; and for the issuance of comfort letters and consents for financing transactions.	$1,353,110	$998,500

Audit-Related—Assurance and related services including benefit plan audits, transaction due diligence, internal control reviews, consultations concerning financial accounting and reporting standards, and analysis of and compliance with accounting pronouncements and disclosure requirements.	113,650	271,341

Tax—Tax return preparation and tax services for employee benefit plans.	47,970	11,381

All Other—All other services including litigation support and employee benefit plan and human resource advisory services.	37,440	180,265

Total	$1,552,170	$1,461,487

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

APPROVAL OF THE SAKS INCORPORATED 2004 LONG-TERM

INCENTIVE PLAN

(Item No. 3)

General

The Board of Directors is proposing for shareholder approval the Saks Incorporated 2004 Long-Term Incentive Plan (the “2004 Plan”). The Company’s current stock incentive plans are the 1994 Plan and the 1997 Plan. In order to attract and retain officers, other full-time employees, and nonemployee directors, the Board of Directors adopted the 2004 Plan on April 13, 2004, subject to shareholder approval. If the 2004 Plan is approved by shareholders, the number of shares available under the 1994 Plan and the 1997 Plan will be available for awards under the 2004 Plan, and no additional awards will be made under the 1994 Plan or the 1997 Plan.

As of April 13, 2004, an aggregate of approximately 19,402,000 shares of Common Stock were subject to stock option awards outstanding under the 1994 Plan, the 1997 Plan, and plans assumed following acquisitions; an aggregate of approximately 1,465,000 shares of restricted stock were outstanding under these plans; and an aggregate of approximately 394,000 shares of Common Stock remained available for future awards under the 1994 Plan and the 1997 Plan.

On March 15, 2004, the Board of Directors declared a special one-time cash dividend of $2.00 per share of Common Stock payable to shareholders of record as of April 30, 2004. On April 13, 2004, the Board of Directors approved an antidilution adjustment to outstanding stock option awards to reflect the special cash dividend. This adjustment will affect the aggregate number of shares subject to outstanding stock option awards and the exercise prices of these stock option awards, but will not affect the aggregate number of shares that will remain available for future awards under the 1994 Plan and the 1997 Plan. This adjustment also will not affect the number of shares of restricted stock outstanding under these plans because, in accordance with these plans, the special cash dividend will be paid, without interest, to the holders of these shares if and when the restrictions on the shares lapse. The antidilution adjustment will be made as of April 28, 2004, the date on which the Common Stock will commence trading exclusive of the special cash dividend (the “ex-dividend date”).

The antidilution adjustment is designed to prevent dilution of the rights of holders of outstanding stock option awards by applying the commonly used “ratio” method of antidilution adjustment. Pursuant to the ratio method of adjustment, the intrinsic value of each stock option award outstanding at the open of trading in the Common Stock on the ex-dividend date will be the same as the intrinsic value of such stock option award at the close of trading on April 27, 2004, the day preceding the ex-dividend date. Also pursuant to the ratio method of adjustment, the ratio at the open of trading on the ex-divided date of (i) the exercise price for such outstanding stock option award to (ii) the market price of the Common Stock will be the same as such ratio at the close of trading on April 27, 2004. The precise effect of the adjustment will not be known until the ex-dividend date. The Company anticipates, however, that the market value of the Common Stock will decrease on the ex-dividend date because purchasers of the Common Stock on and after that date will not be entitled to receive the special cash dividend. Assuming that the market value of the Common Stock will decrease on the ex-dividend date, the antidilution adjustment would increase the number of shares subject to outstanding stock option awards under the 1994 Plan and the 1997 Plan based on the ratio of (i) the closing sale price of the Common Stock on April 27, 2004, the day preceding the ex-dividend date, to (ii) the opening sale price of the Common Stock on the ex-dividend date. Also pursuant to the antidilution adjustment, the exercise price of each outstanding stock option award would be decreased based on such ratio. The antidilution adjustment will not affect the aggregate number of shares that will remain available for future awards under the 1994 Plan and the 1997 Plan.

At the date of mailing of this proxy statement, the Company is unable to predict the precise effect of the antidilution adjustment on the outstanding stock option awards. Solely for purposes of illustration, however, if the closing sale price of the Common Stock on April 27, 2004 were to be $17.11 (the closing sale price on April 13, 2004) and the opening sale price of the Common Stock on April 28, 2004, the ex-dividend date, were to be $15.11 (the closing sale price on April 13, 2004 less $2.00, the amount of the special cash dividend), the number of shares subject to outstanding stock option awards would increase by approximately 2,570,000 shares, and the exercise price of each outstanding stock option award would decrease by approximately 11.7%.

The antidilution adjustment will have no effect on the 2004 Plan being proposed for shareholder approval.

The purpose of the 2004 Plan is to assist the Company in attracting, retaining, and motivating employees and nonemployee directors of high caliber and potential. Under the 2004 Plan, the Company may grant stock options, stock appreciation rights (“SARs”), restricted stock awards, unrestricted stock awards, restricted stock unit awards, performance share awards, performance share unit awards, performance unit awards, or any combination of the foregoing. Stock options will be options that are not intended to qualify as incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

Awards granted under the 2004 Plan may be free-standing awards or awards granted in combination or in tandem with other awards granted under the 2004 Plan.

All officers and full-time employees (approximately 30,000 persons) and all nonemployee directors whose terms continue beyond this year’s Annual Meeting (11 persons) are eligible to participate in the 2004 Plan. The following summary of the 2004 Plan is qualified in its entirety by, and made subject to, the complete text of the 2004 Plan, which appears as Exhibit B to this Proxy Statement.

Description of the 2004 Plan

Administration. The 2004 Plan will be administered by a committee of the Board of Directors (the “Committee”), each of whom may be a “Non-Employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, an “outside director” within the meaning of Section 162(m) of the Code, and an “independent” director within the meaning of the rules of the New York Stock Exchange. Subject to the express provisions of the 2004 Plan, the Committee will have the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. The Committee may at any time, subject to Section 162(m) of the Code, accelerate the exercisability of stock options and SARs and cause performance measures to be deemed satisfied with respect to other awards. The Committee will also have full and final authority in its discretion to interpret the provisions of the 2004 Plan and to decide all questions of fact arising in its application. Except with respect to grants to executive officers of the Company and persons whose compensation is likely to be subject to the $1 million deduction limit under Section 162(m) of the Code, the Committee may, subject to applicable law, delegate some or all of its power and authority to administer the 2004 Plan to the Chief Executive Officer or other executive officer of the Company.

Available Shares. Subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, or other similar change or event, or any distribution other than a regular cash dividend, the number of shares of Common Stock that may be issued pursuant to awards under the 2004 Plan will not exceed the aggregate of the following (the “Plan Share Limit”): (i) 4,100,000; plus (ii) the number of shares that remain available for issuance under the 1994 Plan and the 1997 Plan as of the date of approval of the 2004 Plan by the shareholders of the Company.

All shares subject to awards under the 2004 Plan will be counted against the Plan Share Limit as one share for every one share subject thereto or payable pursuant thereto. Shares covered by an option and related tandem SAR will be counted as if only the option were granted. Dividend equivalents paid with respect to awards and reinvested in shares of Common Stock will not be counted against the Plan Share Limit.

The Plan Share Limit will be increased by shares that are:

•	subject to an award that is forfeited, is canceled, expires, is settled in cash, or otherwise is not issued in connection with such award;

•	tendered (either actually or by attestation) or withheld to pay the exercise price of an award or to settle tax withholding obligations with respect to an award;

•	acquired by the Company on the open market using an amount equal to the proceeds from the exercise of an option in an amount that may not exceed the amount of such proceeds divided by the fair market value of a share of Common Stock on the date of exercise.

Increases in the Plan Share Limit as set forth above will be made in a fashion that is consistent with Plan Share Limit deductions. The Plan Share Limit will be increased in the manner set forth above with respect to awards made under the 1994 Plan or the 1997 Plan that are outstanding on the date the 2004 Plan is approved by shareholders as if those awards had been made under the 2004 Plan. In the case of an award granted in substitution for an award made by a company or business acquired by the Company or a subsidiary or affiliate, shares issued or issuable in connection with such substitute award will not be counted against the number of shares reserved under the 2004 Plan, but will be available by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business.

Shares to be delivered under the 2004 Plan will consist of authorized but unissued shares of Common Stock not reserved for any other purpose, and may include shares of Common Stock acquired by the Company.

Effective Date, Termination, and Amendment. If approved by shareholders, the 2004 Plan will become effective as of the date of such approval and, unless terminated earlier by the Board of Directors, will terminate when all awards under the 2004 Plan have been satisfied by the issuance of shares or payment of cash or have expired or otherwise terminated, provided that no award will be granted more than five years after the date the 2004 Plan is approved by shareholders. The Board of Directors may amend or terminate the 2004 Plan at any time, provided that no such amendment or modification shall be made without shareholder approval required by applicable law, rule, or regulation, including without limitation Section 162(m) of the Code, any rule of the New York Stock Exchange, and Section 16 of the Securities Exchange Act of 1934 and the related rules of the SEC, provided that no termination or amendment may adversely affect the rights of a grantee without the grantee’s consent.

Qualified Performance-Based Compensation. Section 162(m) of the Code generally limits to $1 million per individual the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer and the corporation’s four most highly compensated executive officers other than the chief executive officer. However, “qualified performance-based compensation” is not subject to the $1 million deduction limit. Certain compensation under the 2004 Plan payable with respect to options, SARs, and certain performance share awards, performance share unit awards and performance unit awards is not expected to be subject to the $1 million deduction limit, but other compensation payable under the 2004 Plan with respect to restricted stock awards, unrestricted stock awards, and restricted stock unit awards would be subject to such limit, unless paid in satisfaction of an award payable under a plan of the Company providing for awards intended to be qualified performance-based compensation.

Stock Options and Stock Appreciation Rights. The Committee will determine the conditions to the exercisability of each option or SAR, provided that no option or SAR will be exercisable prior to one year after the date of grant or after ten years from the date of grant. Upon exercise of an option, the purchase price may be paid (i) in cash, (ii) by delivery of previously owned shares of Common Stock, (iii) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, or (iv) a combination of (i) and (ii), in each case to the extent set forth in the agreement relating to the option.

SARs may be granted in tandem with a previously or contemporaneously granted stock option, or independently of a stock option. The period for the exercise of a stock option or SAR will be determined by the Committee. The exercise price of a stock option and the base price of an SAR will not be less than 100% of the fair market value of a share of Common Stock on the date of grant, provided that the base price of an SAR granted in tandem with an option will be the exercise price of the related option. An SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of Common Stock, cash, or a combination thereof with a value equal to the difference between the fair market value of the Common Stock on the exercise date and the base price of the SAR.

The maximum number of shares of Common Stock with respect to which options and SARs may be granted during any twelve-month period to any person is 1,000,000, subject to adjustment as described above. All of the terms relating to the exercise or cancellation of a stock option or SAR upon a termination of employment or service, whether by reason of disability, retirement, death, or any other reason, will be determined by the Committee. The Committee, in its discretion, may provide in the option or SAR agreement circumstances under which the option or SAR will become immediately exercisable, in whole or in part, and may accelerate the exercisability of any option or SAR, in whole or in part, at any time. Subject to adjustment as described above, without the approval of shareholders, the Committee will not amend or replace previously granted options or SARs in a transaction that constitutes a “repricing,” as that term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

Stock Awards. The 2004 Plan provides for the grant of the following stock-based awards:

•	restricted stock awards

•	unrestricted stock awards

•	restricted stock unit awards

•	performance share awards

•	performance share unit awards

Restricted stock awards consist of shares which are subject to a restriction period and may be subject to other terms and conditions, excluding the attainment of performance objectives. Unrestricted stock awards, limited to 3% of the Plan Share Limit, are shares of Common Stock that are not restricted against transfer and are not subject to forfeiture or other terms and conditions. Restricted stock unit awards consist of rights which are subject to a restriction period and may be subject to other terms and conditions, excluding the attainment of performance measures, which entitle the holder thereof to receive, upon vesting, shares or cash, or a combination thereof. Performance share awards consist of shares which are subject to a restriction period and the attainment of performance objectives and which may be subject to other terms and conditions. Performance share unit awards consist of rights which are subject to a restriction period and the attainment of performance objectives and which may be subject to other terms and conditions, which entitle the holder thereof to receive, upon vesting, shares or cash, or a combination thereof.

Restrictions will be imposed for such period or periods as may be determined by the Committee, provided that the restriction period will be at least three years for restricted stock and restricted stock units and one year for performance shares and performance share units. Awards may not be sold, assigned, or transferred during the restriction period applicable to the award. All of the terms relating to the satisfaction of performance measures and the termination of a restriction period, or the forfeiture and cancellation of an award upon a termination of employment or service, whether by reason of disability, retirement, death, or any other reason, will be determined by the Committee. The holder of a restricted stock award or a performance share award will have rights as a shareholder of the Company, including the right to vote and receive dividends with respect to the shares subject to the award. Prior to the vesting of a restricted stock unit award or a performance share unit award, the holder of such award will have no rights as a shareholder of the Company with respect to the shares of Common Stock subject to the award.

Performance Unit Awards. In addition to stock-based awards, the 2004 Plan provides for the grant of performance unit awards, which consist of rights, not denominated in shares, that entitle grantees to receive, upon vesting, shares or cash, or a combination thereof, based upon the achievement of pre-established long-term performance objectives.

Certain Performance Shares, Performance Share Units, and Performance Units. Performance shares, performance share units, and performance units intended to be qualified performance-based compensation within the meaning of Section 162(m) of the Code will be granted using performance measures described below under “Performance Goals.” The Committee will establish with respect to each performance share, performance share unit and performance unit maximum and minimum performance targets to be achieved during the applicable performance period. Prior to the end of a performance period and to the extent permitted under Section 162(m) of the Code without limiting the Company’s federal income tax deduction thereunder, the Committee may adjust the performance target applicable to the award to reflect major unforeseen events, such as changes in laws, regulations or accounting practices, mergers, acquisitions or divestitures, or other extraordinary, unusual, or non-recurring items or events. The maximum number of shares that may be awarded to any participant pursuant to a performance share award or a performance share unit award during any performance period will be 500,000. The maximum amount that may be payable to any participant pursuant to a performance unit award during any performance period will be $5,000,000.

Performance Goals. Under the 2004 Plan, the vesting or payment of certain performance share awards, performance share unit awards, or performance units will be subject to the satisfaction of certain performance goals. The performance goals applicable to a particular award will be determined by the Committee at the time of grant. Under the 2004 Plan, such performance goals may relate to corporate, business segment, subsidiary, division, or unit performance and may be established with respect to one or more of the following:

•	revenue

•	net or gross sales

•	comparable store sales

•	gross margin

•	operating profit

•	earnings before all or any of interest, taxes, depreciation and/or amortization, or a percentage thereof to revenue

•	cash flow

•	working capital

•	return on equity, assets, capital, or investment

•	market share

•	earnings or book value per share

•	earnings from continuing operations

•	net worth

•	turnover in inventory

•	expense control within budgets

•	appreciation in the price of the Common Stock

•	total shareholder return (stock price appreciation plus any dividends)

•	new unit growth

•	implementation of critical projects or processes.

Multiple performance measures may be used and may have the same or different weighting. The performance measures may be expressed as ratios and may be expressed in terms of attaining a specified level of the selected criterion or the attainment of a percentage increase or decrease in the selected criterion, or may be applied to the performance of the Company relative to a market index, a group of other companies, or a combination thereof.

Dividend Equivalents. The holder of an award may, in the discretion of the Committee, be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares subject to such award.

Change in Control. In the event of a change in control, the treatment of awards will be determined by the Board of Directors and will depend on the nature of the transaction or event and the consideration being received by shareholders. As described below, awards will vest either upon a change in control or upon a termination of employment or termination of service on the Board of Directors of the Company within two years following a change in control, depending upon the transaction or event giving rise to the change in control, the type of award, and the nature of the termination of employment.

In the case of a merger or similar transaction in which the shareholders do not receive publicly traded common stock, all outstanding awards, other than performance-based awards, will be vested in full and “cashed-out” by the Company. Performance-based awards will be vested based on the portion of the performance period that has elapsed as of the date of the change in control.

In the case of a merger or similar transaction in which the shareholders receive publicly traded common stock of the acquiring company, options, SARs, and other awards payable in such common stock will be substituted for options, SARs, and other awards under the 2004 Plan, except for performance-based awards. Performance-based awards will continue as performance-based awards if the acquiring company substitutes comparable performance measures. If the acquiring company does not substitute comparable performance measures, only the time-based restrictions of such awards will continue.

Except as described above, options and SARs will not become exercisable in full and other awards will not vest upon a change in control, but if the employment or service of the holder of an award is terminated within two years following the occurrence of such change in control under circumstances, in the case of an employee, in which such employee is entitled to receive a severance payment, and under all circumstances in the case of a director, awards held by such holder will be vested in full (except for performance-based awards) and, in the case of options and SARs, the holder will have three years in which to exercise such awards. Performance-based awards will be vested based on the portion of the performance period that has elapsed as of the date of the termination of employment or service.

Generally, a change in control is defined in the 2004 Plan as certain acquisitions of 25% or more of the Common Stock, a change in a majority of the Board of Directors, or the consummation of a cash tender or exchange offer, merger or other business combination or sale of assets or contested election, or any combination of the foregoing transactions (unless, among other conditions, the Company’s stockholders receive a majority of the stock of the surviving company).

Non-Competition. Unless otherwise determined by the Committee, a participant will forfeit all unexercised, unearned, or unpaid awards if the participant engages directly or indirectly in any business or activity determined by the Committee, in its sole discretion, to be competitive with the business conducted by the Company or any of its subsidiaries or the participant performs any act or engages in any activity that in the opinion of the Chief Executive Officer of the Company is inimical to the best interests of the Company. Also, unless otherwise determined by the Committee, if within six months following the participant’s termination of employment the participant engages in any business or activity determined by the Committee, in its sole discretion, to be competitive with any business or activity of the Company or any of its subsidiaries, the participant will be required to pay to the Company an amount in cash equal to (i) with respect to stock options and SARs, the amount realized in connection with the participant’s exercise of the options or the settlement of the SARs on or after, or within six months prior to, the participant’s termination of employment, and (ii) with respect to awards of restricted stock, restricted stock units, performance shares, performance share units, and performance units, the value of the awards that vested on or after, or within six months prior to, the participant’s termination of employment.

Non-Transferability of Awards. Unless otherwise specified in the agreement relating to an award, no award shall be transferable other than by will, the laws of descent and distribution, or pursuant to beneficiary designation procedures approved by the Company.

Deferrals. The Committee may determine that the delivery of shares or the payment of cash, or a combination thereof, upon the exercise or vesting of all or a portion of an award will be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals will be for such periods and upon such terms as the Committee may determine in its sole discretion.

New Plan Benefits

The following table indicates (1) performance share awards that have been approved by the Committee to implement the LTI Program, and (2) shares of restricted stock that would be awarded automatically to the “Non-Executive Director Group” in 2004. These awards will be made under the 2004 Plan if it is approved by the shareholders.

2004 Long-Term Incentive Plan

Name and Position	Dollar Value ($)(1)	Number of Units (2)
R. Brad Martin, Chairman of the Board and Chief Executive Officer	1,338,750	75,000 Performance Shares (3)

Stephen I. Sadove, Vice Chairman and Chief Operating Officer	1,338,750	75,000 Performance Shares

James A. Coggin, President and Chief Administrative Officer	803,250	45,000 Performance Shares

Douglas E. Coltharp, Executive Vice President and Chief Financial Officer	669,375	37,500 Performance Shares

Executive Group	4,551,750	255,000 Performance Shares

Non-Executive Director Group	446,250	25,000 Restricted Shares (4)

Non-Executive Officer Employee Group	14,190,750	795,000 Performance Shares (5)

(1)	As these awards are subject to shareholder approval of the 2004 Plan, the dollar value of the awards on the date of shareholder approval is not yet determinable. The dollar values given for performance share awards to implement the LTI Program are based on a price of $17.85, the closing sale price per share of the Common Stock on the New York Stock Exchange on April 6, 2004, the date the performance share awards were made under the LTI Program. For consistency of presentation, the dollar value given for shares of restricted stock that would be awarded automatically to the Non-Executive Director Group in 2004 also is based on such price.
(2)	The number of performance shares indicated is the maximum number of shares subject to awards under the LTI Program. The LTI Program includes pre-established minimum, target, and maximum levels of cumulative EBIT for fiscal years 2004 and 2005 as the performance measure for the participants. The target-level performance measure for the LTI Program – achievement of the Company’s cumulative EBIT plan for the fiscal years 2004 and 2005 – reflects an 18.5% compound annual growth rate in cumulative EBIT for those years. If cumulative EBIT at the target level were achieved, two-thirds of the maximum numbers of shares would vest. If cumulative EBIT were less than the minimum level, none of the awards would vest. The Committee may modify the performance measure for the LTI Program from time to time to reflect changed circumstances.
(3)	Separate from the performance share awards made under the LTI Program, Mr. Martin’s employment agreement provides that Mr. Martin will have the ability to earn on May 31, 2006 up to 500,000 shares of Common Stock based upon the Company’s average stock price in the twelve months prior to May 31, 2006 reaching certain levels. The threshold average price for earning any shares is $17.57, at which price 100,000 shares would be earned. The maximum average price for earning shares is $29.30, at which price 500,000 shares would be earned. A prorated number of shares would be earned if the average price is more than $17.57 and less than $29.30. Because the Board of Directors has not yet taken action to fulfill this contractual commitment, these shares are not included in the table.
(4)

Under the Company’s compensation and benefits policy for nonemployee directors, immediately following each annual meeting of shareholders each nonemployee director will be awarded 2,000 shares of restricted stock beginning with the 2004 Annual Meeting of Shareholders. The restrictions lapse upon the nonemployee director’s retirement or resignation. Upon the first election or appointment to the Board of Directors, a new nonemployee director will be awarded 5,000 shares of restricted stock, with restrictions lapsing with respect to 500 shares each year during a period of ten years. The information in the table with respect to the non-executive director group also includes the grant of 5,000 shares of restricted stock to Robert B. Carter, who was appointed to the Board of Directors on February 20, 2004. Directors may elect to defer awards of restricted stock under the Company’s Deferred Compensation Plan.

(5)	Separate from the performance share awards made under the LTI Programs, the employment agreements for three non-executive officer employees provide that the Company will make future awards of restricted stock for such three employees totaling 400,000 shares that will be subject to the achievement of performance measures for 2005 and 2006. The Board of Directors could determine to grant awards under the 2004 Plan in satisfaction of the Company’s obligations with respect to the 400,000 shares. Because the Board of Directors has not yet taken action to fulfill these contractual commitments, these shares are not included in the table.

Federal Income Tax Consequences

The following is a brief summary of certain U.S. federal income tax consequences generally arising with respect to awards under the 2004 Plan.

Stock Options. A participant will not recognize taxable income at the time an option is granted and the Company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction.

SARs. A participant will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at such time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense.

Restricted Stock and Performance Shares. A participant will not recognize taxable income at the time restricted stock or performance shares are granted and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed at such time. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted stock or performance shares for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

Unrestricted Stock. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time unrestricted stock is granted in an amount equal to the then fair market value of such stock. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) apply.

Restricted Stock Units, Performance Share Units, and Performance Units. A participant will not recognize taxable income at the time restricted stock units, performance share units, or performance units are granted and the Company will not be entitled to a tax deduction at such time. Upon the settlement of these awards, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) apply.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2004 PLAN (ITEM NO. 3).

SHAREHOLDER PROPOSALS

The following proposals were submitted by shareholders. We include each proposal plus any supporting statement exactly as submitted by the proponent for the proposal. To make sure readers can easily distinguish between material provided by each proponent and material provided by the Company, we have placed a box around material provided by the proponents.

PROPOSAL BY A SHAREHOLDER CONCERNING CLASSIFIED BOARD OF DIRECTORS

(Item No. 4)

On behalf of the New York City Employees’ Retirement System, which owns 153,586 shares of the Company’s Common Stock, William C. Thompson, Comptroller of the City of New York, submitted the following proposal, which is OPPOSED by the Board of Directors:

SHAREHOLDER PROPOSAL

REPEAL CLASSIFIED BOARD

Submitted on behalf of the New York City Employees’ Retirement System (the “System”) by William C. Thompson, Comptroller of the City of New York.

BE IT RESOLVED, that the stockholders of Saks Inc. request that the Board of Directors take the necessary steps to declassify the Board of Directors and establish annual elections of directors, whereby directors would be elected annually and not by classes. This policy would take effect immediately, and be applicable to the reelection of any incumbent director whose term, under the current classified system, subsequently expires.

SUPPORTING STATEMENT

We believe that the ability to elect directors is the single most important use of the shareholder franchise. Accordingly, directors should be accountable to shareholders on an annual basis. The election of directors by classes, for three-year terms, in our opinion, minimizes accountability and precludes the full exercise of the rights of shareholders to approve or disapprove annually the performance of a director or directors.

In addition, since only one-third of the Board of Directors is elected annually, we believe that classified boards could frustrate, to the detriment of long-term shareholder interest, the efforts of a bidder to acquire control or a challenger to engage successfully in a proxy contest.

We urge your support for the proposal to repeal the classified board and establish that all directors be elected annually.

Statement Against Shareholder Proposal

The Board of Directors OPPOSES the foregoing resolution.

This same proposal was submitted by the proponent at the 2001, 2002, and 2003 Annual Meetings of Shareholders and was rejected by shareholders. The Board of Directors believes that a classified board is more advantageous to the Company and its shareholders than a board that would be elected annually for the following reasons:

•	A classified board facilitates director continuity and experience, because a majority of the Company’s directors at any given time have prior experience as members of the Board of Directors. The Board of Directors believes that this enhances the likelihood of continuity in Board-formulated policies.

•	A classified board encourages those who might seek to acquire control of the Company to initiate an acquisition through negotiations with the Board of Directors. This is likely to assure sufficient time for the Board to review the proposal and recommend appropriate alternatives. The Board of Directors believes that a classified board would be in a better position to protect the interests of all of the Company’s shareholders.

In accordance with the Company’s Amended and Restated Charter and Tennessee law, the Company may declassify its Board of Directors only if (1) the Board of Directors approves and (2) the holders of 80% or more of the then-outstanding shares of the Company’s Common Stock, voting together as a single class, also approve. The Board of Directors has taken into consideration the 2001, 2002, and 2003 shareholder rejection of this shareholder proposal in deciding not to initiate actions intended to result in the annual election of all directors.

The Board of Directors has directed the Corporate Governance Committee to undertake during the Company’s 2004 fiscal year an analysis of several of the Company’s corporate governance practices, including the Company’s classified Board of Directors.

ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL (ITEM NO. 4).

PROPOSAL BY A SHAREHOLDER CONCERNING CUMULATIVE VOTING

(Item No. 5)

Ms. Evelyn Y. Davis, 2600 Virginia Avenue, NW, Suite 215, Washington, D.C. 20037, owner of 600 shares of the Company’s Common Stock, submitted the following proposal, which is OPPOSED by the Board of Directors:

RESOLVED: “That the stockholders of Saks Inc. assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.”

REASONS: “Many states have mandatory cumulative voting, so do National Banks.”

“In addition, many corporations have adopted cumulative voting.”

“Last year the owners of 31,160,378 shares, representing approximately 27% of shares voting, voted FOR this proposal.”

“If you AGREE, please mark your proxy FOR this resolution.”

Statement Against Shareholder Proposal

The Board of Directors OPPOSES the foregoing resolution.

This same proposal was submitted at both the 2002 and 2003 Annual Meetings of Shareholders and was rejected by shareholders.

The Board of Directors believes that the present system of voting for Directors is more likely to assure that the Board will act in the interests of all of the Company’s shareholders.

Cumulative voting could make it possible for an individual shareholder or group of shareholders with special interests to elect one or more directors to the Company’s Board of Directors. Such a shareholder or group could have goals that were inconsistent, and could conflict, with the interests and goals of the majority of the Company’s shareholders. Any director elected by such a narrow constituency could disrupt and impair the efficient functioning of the Board of Directors, which may undermine its ability to work effectively as a governing body on behalf of the common interests of all shareholders. Moreover, directors elected by cumulative voting may feel an obligation to represent the special interest groups that elected them rather than all shareholders generally. By contrast, the present system of voting utilized by the Company and by most major publicly traded corporations promotes the election of a more effective Board of Directors in which each Director represents the shareholders as a whole.

ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL (ITEM NO. 5).

Other Matters

The Board of Directors of the Company knows of no other matters that may come before the meeting. However, if any other matters should properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgment.

Shareholders’ Proposals or Nominations for 2005 Annual Meeting

Proposals for shareholder action which eligible shareholders who wish to have included in the Company’s proxy mailed to shareholders in connection with the Company’s 2005 Annual Meeting must be received by Charles J. Hansen, the Company’s General Counsel, at 750 Lakeshore Parkway, Birmingham, Alabama 35211 by December 24, 2004. Under the Company’s bylaws, in order for a matter to be brought before the 2005 Annual Meeting, or for a shareholder to nominate persons for election to the Board of Directors at the 2005 Annual Meeting, the shareholder must give the Company notice at its corporate headquarters by December 24, 2004.

If you wish to make a nomination to the Board, your notice must include the following information: (a) the name, age, business address, and residence address of the nominee, (b) the principal occupation or employment of such person, (c) the number of shares of Common Stock of the Company that are beneficially owned by such person, (d) any other information about such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, (e) the name and address of the shareholder giving notice, (f) the number of shares of Common Stock that are beneficially owned by such shareholder, and (g) descriptions of all arrangements or understandings between the shareholder and each nominee and any other person pursuant to which the nomination or nominations are to be made by the shareholder.

If you wish to propose an item of business, your notice must include the following information: (a) a brief description of the proposal desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (b) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (c) the number of shares of Common Stock of the Company that are beneficially owned by the shareholder, and (d) any financial interest of the shareholder in such proposal.

Listing of Shareholders

A complete list of the shareholders entitled to vote at the Annual Meeting of the Shareholders, to be held on June 8, 2004, is available for inspection through the Annual Meeting date at the principal office of the Company, upon written request to the Company by a shareholder, and at all times during the Annual Meeting at the place of the meeting.

Annual Report on Form 10-K

The Company’s annual report on Form 10-K for the year ended January 31, 2004, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission, is being mailed with this proxy statement but is not to be considered as a part hereof.

By order of the Board of Directors,

Julia Bentley
Secretary
Birmingham, Alabama
April 28, 2004

EXHIBIT A

Audit Committee Charter

Saks Incorporated

Amended by the Board of Directors on February 20, 2004

Mission Statement

The purpose of the Audit Committee of the Board of Directors of Saks Incorporated is to (i) assist the Board in its oversight of (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the qualifications and independence of the Company’s external auditor, and (d) the performance of the Company’s internal auditors and the external auditors; and (ii) prepare the report of the Committee required to be included in the Company’s annual proxy statement. In performing its duties, the Committee will maintain effective working relationships with the Board of Directors, management, the internal auditors, and the external auditors. To effectively perform his or her role, each Committee member will obtain an understanding of the detailed responsibilities of Committee membership as well as the Company’s business, operations, and risks.

Organization

Size, Terms, and Independence:

The Committee will be comprised of a minimum of three Directors, each of whom is financially literate or becomes financially literate within a reasonable period of time after his or her appointment to the Committee. At least one member of the Audit Committee shall have accounting or related financial management expertise, as the Board of Directors interprets such qualifications in its business judgment.

The Corporate Governance Committee of the Board of Directors will nominate the Audit Committee members. The membership term is one year. The members of the Committee shall be appointed by the Board on the recommendation of the Corporate Governance Committee and shall serve for such terms as the Board may determine, or until their earlier resignation, death, or removal by the Board.

All Audit Committee members will be independent directors as defined in the rules of the New York Stock Exchange, the Securities and Exchange Commission, or other appropriate authority as determined by the Board of Directors.

The Audit Committee may retain the Committee’s own accounting, legal, and other advisors as the Committee determines would be appropriate to fulfill its responsibilities. The Company shall provide appropriate funding, as determined by the Committee, for compensation to any such advisors, as well as for compensation to the external auditors and for any ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Additional Qualifications of Members:

To effectively fulfill their responsibilities, Committee members need to dedicate a significant amount of time and energy to Committee activities. These activities include preparation for, and attendance at, meetings, ongoing education about the Company’s business and the retail industry, and participation in conference calls with management. Members should strive to attend every meeting of the Committee. Audit Committee members should limit the number of directorships they hold so they can devote more time to, and become more effective at, their Committee responsibilities. No director who serves on the audit committee of more than two public companies other than the Company shall be eligible to serve as a member of the Committee.

Each Committee member should make a unique and valuable contribution to the Committee. Qualifications each Committee member should possess include integrity, recognition of the Committee’s significant role within the organization, dedication of time, understanding of the business, knowledge of the Company’s risks and controls, inquisitiveness, independent judgment, and the ability to offer new and different perspectives and constructive suggestions.

Committee Chairperson:

In selecting a Committee Chairperson, the Board of Directors should choose someone with the requisite characteristics listed above, strong leadership qualities, objectivity, and the ability to promote effective working relationships among Committee members, management, internal auditors, and external auditors.

Meetings:

The frequency and length of Committee meetings will be appropriate to ensure that the Committee meets its objectives. The Committee generally will meet at least four times per year in person (in conjunction with the regularly scheduled Board meetings) and additionally by phone preceding each quarterly earnings release. Additional meetings will be called as needed. Prior to each meeting, the timetable, agenda, and participants will be planned. In addition to the Committee members, participants in meetings will normally include the Senior Vice President of Compliance and Government Affairs, and/or the Director of Internal Audit, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel, and other members of management as appropriate for the meeting.

In addition to regularly scheduled meetings, the Committee will meet privately and separately with management at least once during the year. The Committee also will meet privately and separately with the internal auditors at least once during the year. Additionally, the Committee will meet privately and separately with the external auditors at least once during the year. All groups will have direct and unrestricted access to the Committee.

Roles and Responsibilities:

General:

Acting as an arm of the Board of Directors, the functions of the Audit Committee are to:

•	Serve as an informed voice on the Board of Directors in evaluating and supporting the financial and accounting groups of the Company.

•	Discuss with management the adequacy of the Company’s financial and accounting policies and disclosures and approve changes therein.

•	Review and evaluate policies and performance for compliance with applicable laws and regulations and the highest standards of business conduct.

Internal Control:

•	Evaluate whether management (i) is setting the appropriate tone at the top by communicating the importance of internal control and (ii) is taking appropriate steps designed to ensure that associates possess an appropriate understanding of their roles and responsibilities.

•	Focus on the extent to which internal and external auditors review computer systems and applications, the security of such systems and applications, and the contingency plan for processing financial information in the event of a systems breakdown.

•	Gain an understanding of whether internal control recommendations made by internal and external auditors have been implemented by management.

•	Discuss with the external auditors and the compliance officer instances of fraud, illegal acts, deficiencies in internal control, and related matters that have come to their attention.

Financial Reporting:

General:

•	Discuss with management and the external auditors significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their effect on the financial statements.

•	Discuss policies with respect to risk assessment and risk management, the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, it being understood that it is the job of management to assess and manage the Company’s exposure to risk and that the Committee’s responsibility is to discuss guidelines and policies by which risk assessment and management is undertaken.

•	Discuss with management and the external auditors changes in accounting methods, off-balance sheet structures, and related-party transactions.

•	Review with management correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

•	Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies, it being understood that such discussions may, in the discretion of the Committee, be done generally (i.e., by discussing the types of information to be disclosed and the type of presentation to be made) and that the Committee need not discuss in advance each earnings release or each instance in which the Company gives earnings guidance.

Annual Financial Statements:

•	Discuss with management and the external auditors the annual financial statements (i) concerning their consistency with information known to Committee members and (ii) whether the financial statements reflect appropriate accounting principles.

•	Pay particular attention to complex and/or unusual transactions such as restructuring charges and derivative disclosures.

•	Focus on judgmental areas such as those involving valuation of assets and liabilities, including, but not limited to, the accounting for and disclosure of obsolete or slow-moving inventory, litigation reserves, and other commitments or contingencies.

•	Meet with management and the external auditors to review the financial statements and the results of the annual audit.

•	Consider management’s handling of proposed audit adjustments identified by the external auditors.

•	Review Management’s Discussion and Analysis and other sections of the annual report to shareholders before its release and consider whether the information is adequate and consistent with Committee members’ knowledge about the Company and its operations.

Interim Financial Statements:

•	Be briefed on how management develops and summarizes quarterly financial information, the extent to which the external auditors review quarterly financial information, and whether that review is performed on a pre- or post-issuance basis.

•	Meet with management and with the external auditors, either telephonically or in person, to review the interim financial statements and the results of the review (this may be done by the Committee Chairperson or the entire Committee).

•	Review Management’s Discussion and Analysis and other sections of the quarterly report to shareholders before its release and consider whether the information is adequate and consistent with Committee members’ knowledge about the Company and its operations.

•	To gain insight into the fairness of the interim statements and disclosures, obtain explanations from management as to whether:

•	Actual financial results for the interim period varied significantly from budgeted or projected results;

•	Changes in financial ratios and relationships in the interim financial statements are consistent with changes in the Company’s operations and financing practices;

•	Generally accepted accounting principles have been consistently applied;

•	There are any actual or proposed changes in accounting or financial reporting practices;

•	There are any significant or unusual events or transactions;

•	The Company has complied with the terms of loan agreements or security indentures; and

•	The interim financial statements contain adequate and appropriate disclosures.

Compliance with Laws and Regulations:

•	Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities.

•	Periodically obtain updates from the Senior Vice President of Compliance and Government Affairs, the General Counsel, and the Tax Director regarding compliance.

•	Discuss with management and the compliance officer all regulatory compliance matters have been considered in the preparation of the financial statements.

•	Discuss with management regulatory reports or the findings of any examinations by regulatory agencies such as the Securities and Exchange Commission.

Compliance with Policies:

•	Ensure that the Company has established well-defined ethical standards and written guidelines for acceptable behavior in the form of appropriate policies, handbook or code of conduct.

•	Evaluate whether management is setting the appropriate tone at the top by communicating the importance of integrity and policies for acceptable business practices.

•	Review the program for monitoring compliance with policies.

•	Periodically obtain updates from the Senior Vice President of Compliance and Government Affairs and the General Counsel regarding compliance.

Internal Audit:

•	Approve overall scope of the internal audit program.

•	Review the internal auditors’ annual and interim reports to the Committee that should address, among other items, internal controls.

•	Review the activities and the organizational structure of, and the staffing and the budgets for, the internal audit function.

•	Review the qualifications of the internal audit function and concur in the appointment, replacement, reassignment, or dismissal of the director of internal audit.

•	Review the effectiveness of the internal audit function and ensure that the Company is fully utilizing internal audit skills and providing necessary support.

•	Review the annual internal audit plan.

•	Review internal audit’s co-sourcing arrangements.

External Audit:

•	Be responsible for the appointment, retention, termination, compensation and oversight of the external auditors. The Committee shall also be responsible for the resolution of disagreements between management and the external auditors regarding financial reporting. The external auditors shall report directly to the Committee.

•	In accordance with applicable requirements in effect from time to time, pre-approve all auditing services and all non-audit services to be performed by the external auditors, and fees proposed for the services, and consider the effect of the foregoing on the external auditors’ independence.

•	Review the external auditors’ proposed audit scope and approach.

•	Review with the external auditors the results of the external audit program.

•	Review the external auditors’ management letter and management’s responses to the external auditors’ observations.

•	Review with the external auditors any audit problems or difficulties and management’s response. The review should include discussion of the responsibilities, budget and staffing of Internal Audit.

•	Meet at least annually with the external auditors without management present.

•	Review the performance of the external auditors.

•	Review and confirm the independence of the external auditors by reviewing the non-audit services provided and the auditors’ assertion of their independence in accordance with professional standards.

•	Obtain and review, at least annually, a report from the external auditors describing: the external auditor’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the external auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the external auditors, and any steps taken to deal with any such issues; and all relationships between the external auditors and the Company, including the matters set forth in Independence Standards Board Standard No. 1. Discuss with the external auditors any issues or relationships disclosed in such report that, in the judgment of the Committee, may have an impact on the competence or independence of the external auditors.

•	Ensure that the external auditors communicate any other required matters to the Committee.

Ongoing Communications/Other Responsibilities:

•	Establish and maintain procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by associates of concerns regarding questionable accounting or auditing matters. Review periodically with management and the internal auditors these procedures and any significant complaints received.

•	The Committee should obtain information it deems appropriate, through discussion with management and from written reports, and make recommendations to the Board, if the Committee determines such action is appropriate, on the following:

•	Management’s assessment of the business risks the Company is facing and its planned response to those risks;

•	The legal environment, including the status of any pending lawsuits or administrative proceedings that would have a significant effect on the Company’s financial statements and related accruals;

•	Controls over treasury activities, including cash management, hedging, and use of new or unusual financial instruments;

•	Current issues affecting the retail industry;

•	The effect new tax laws and other regulations may have on the Company;

•	Insurance coverage for Directors and officers; and

•	The policies and procedures in effect for considering officers’ expenses and perquisites.

•	Ensure that significant findings and recommendations made by the internal and external auditors are received and discussed on a timely basis.

•	If necessary, institute special investigations.

•	Set clear hiring policies for employees or former employees of the external auditors.

•	Perform other oversight functions as requested by the full Board.

•	Review and update the Audit Committee Charter on an annual basis.

•	Discuss with management the Company’s policies and procedures to prevent unauthorized use of Company funds, property, or authorization.

•	Meet with the financial and control officers of the Company or any other persons it deems necessary or appropriate in discharging its duties. The Committee shall have direct access to all such persons, including the internal auditors.

•	Review any questionable payments or transactions and any significant conflicts of interest that may arise.

•	Conduct a Committee annual performance evaluation.

Reporting Responsibilities:

•	Regularly update the Board of Directors about Committee activities and make appropriate recommendations.

What the Audit Committee Does Not Do:

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of the Company’s management and, to the extent expressed in their opinion, the external auditors. In addition, it is not the duty of the Audit Committee to assure compliance with laws and regulations and the Company’s Code of Business Conduct.

Finally, the Board recognizes that meeting these Audit Committee responsibilities requires a degree of flexibility. To the extent that procedures included in this Charter go beyond what is required of an audit committee by existing law and regulation, such procedures are meant to serve as guidelines rather than inflexible rules, and the Committee is encouraged to adopt such different or additional procedures as it deems necessary from time to time.

EXHIBIT B

Saks Incorporated 2004 Long-Term Incentive Plan

1. Purpose

The purpose of the Saks Incorporated 2004 Long-Term Incentive Plan (the “Plan”) is to increase the earnings of Saks Incorporated, a Tennessee corporation, and its subsidiaries (collectively, the “Company”) by assisting the Company in attracting, retaining and motivating employees and nonemployee directors of high caliber and potential. The Plan provides for the award of long-term incentives to those employees and nonemployee directors who make substantial contributions to the Company by their loyalty, industry and invention.

2. Administration

(a) The Plan shall be administered by a committee (the “Committee”) selected by the Board of Directors of the Company (the “Board of Directors”) consisting solely of two or more members of the Board of Directors, each of whom may be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “1934 Act”), (ii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and (iii) “independent” within the meaning of the rules of the New York Stock Exchange or, if the common stock of the Company (the “Common Stock”) is not listed on the New York Stock Exchange, within the meaning of the rules of the principal national stock exchange on which the Common Stock is then traded. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements of Section 162(m) of the Code and regulations thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (a) any or all outstanding options and SARs shall become exercisable in part or in full and (b) the performance measures (if any) applicable to any outstanding award shall be deemed to be satisfied at the maximum or any other level. The Committee shall have full and final authority in its discretion to interpret the provisions of the Plan and to decide all questions of fact arising in its application. Subject to the provisions hereof, the Committee shall have full and final authority in its discretion to determine the employees and nonemployee directors to whom awards shall be made under the Plan, to determine the type of awards to be made and the amount, size, terms and conditions of each such award, to determine the time when awards shall be granted, to determine the provisions of each agreement evidencing an award, and to make all other determinations necessary or advisable for the administration of the Plan.

(b) The Committee may delegate some or all of its power and authority hereunder to the Board of Directors or, subject to applicable law, to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board of Directors or the Chief Executive Officer or other executive officer of the Company with regard to the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding and (ii) the Committee may not delegate its power and authority to the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in the Plan of an officer, director or other person subject to Section 16 of the 1934 Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

(c) No member of the Board of Directors or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Board of Directors and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company’s Amended and Restated Charter and/or By-laws, and under any directors’ and officers’ liability insurance that may be in effect from time to time.

(d) A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at a meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

3. Stock Subject to the Plan

(a) Subject to adjustment as provided in Section 20, the number of shares of Common Stock that may be issued pursuant to awards under the Plan (“Shares”) shall not exceed the aggregate of the following (the “Plan Share Limit”): (i) 4,100,000; plus (ii) the number of Shares that remain available for issuance under the Company’s Amended and Restated 1994 Long-Term Incentive Plan (the “1994 Plan”) and the Company’s 1997 Stock-Based Incentive Plan (the “1997 Plan”) as of the date of approval of the Plan by the shareholders of the Company, it being understood that such Shares shall not be available under the 1994 Plan or the 1997 Plan, and no further awards shall be made under the 1994 Plan or the 1997 Plan, after such Shares are available under the Plan.

(b) All Shares subject to awards in accordance with the Plan shall be counted against the Plan Share Limit as one Share for every one Share subject thereto or payable pursuant thereto, it being understood that Shares covered by an option and related tandem SAR shall be counted as if only the option were granted. Dividend equivalents paid with respect to awards and reinvested in shares of Common Stock shall not be counted against the Plan Share Limit.

(c) The Plan Share Limit shall be increased by Shares that are:

(i) subject to an award that is forfeited, is canceled (excluding Shares subject to an option canceled upon settlement in Shares of a related tandem SAR or Shares subject to a tandem SAR canceled upon exercise of a related option), expires, is settled in cash or otherwise is not issued in connection with such award;

(ii) tendered (either actually or by attestation) or withheld to pay the exercise price of an award or to settle tax withholding obligations with respect to an award; or

(iii) acquired by the Company on the open market using an amount equal to the proceeds from the exercise of an option in an amount that may not exceed the amount of such proceeds divided by the fair market value of a share of Common Stock on the date of exercise.

Increases in the Plan Share Limit by virtue of this Section 3(c) shall be made in a fashion that is consistent with Plan Share Limit deductions made pursuant to Section 3(b).

(d) The Plan Share Limit shall be increased in the manner set forth in Section 3(c) with respect to awards made under the 1994 Plan or the 1997 Plan that are outstanding on the date of approval of the Plan by the shareholders of the Company as if those awards had been made under the Plan.

(e) In the case of an award granted in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, shares issued or issuable in connection with such substitute award shall not be counted against the number of Shares reserved under the Plan, but shall be available by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business.

(f) Shares to be delivered under the Plan shall consist of authorized but unissued shares of Common Stock, not reserved for any other purpose, and may include shares of Common Stock acquired by the Company.

4. Eligibility to Receive Awards

Participants in the Plan shall consist of such officers, other full-time employees and nonemployee directors, and persons expected to become officers, other full-time employees or nonemployee directors, of the Company, as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in the Plan at any time shall not require the Committee to select such person to participate in the Plan at any other time.

5. Form of Awards

Awards may be made from time to time by the Committee in the form of stock options to purchase Shares, stock appreciation rights, restricted stock awards, unrestricted stock awards, restricted stock unit awards, performance share awards, performance share unit awards, performance unit awards, or any combination of the above, and any such award granted under the Plan may or may not, in the discretion of the Committee, be accompanied by dividend equivalents, as specified in Section 10. Stock options shall be options which are not intended to qualify as incentive stock options within the meaning of Section 422(b) of the Code. Awards granted under the Plan may be free-standing awards or awards granted in combination or in tandem with other awards granted under the Plan. Awards also may be granted under the Plan in satisfaction of, in lieu of, or in conjunction with, any awards otherwise payable pursuant to the Saks Incorporated 2003 Senior Executive Bonus Plan or any other bonus or incentive plan maintained by the Company from time to time.

6. Stock Options

Stock options for the purchase of Shares shall be evidenced by written agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time, provided that the maximum number of Shares subject to options which may be granted to any one grantee during any twelve-month period is 1,000,000 (as adjusted pursuant to Section 20). Such agreements shall contain the terms and conditions applicable to the options, including in substance the following terms and conditions:

(a) Type of Option. Each option agreement shall set forth the number of Shares subject to the option.

(b) Option Price. The option exercise price to be paid by the optionee to the Company for each Share purchased upon the exercise of an option shall be determined by the Committee, but shall in no event be less than 100 percent of the fair market value of a share of Common Stock on the date the option is granted.

(c) Exercise Term. Each option agreement shall state the period or periods of time within which the option may be exercised, in whole or in part, as determined by the Committee and subject to such terms and conditions as are prescribed for such purpose by the Committee, provided that no option shall be exercisable prior to one year after the date of grant thereof or after ten years from the date of grant thereof. Notwithstanding the foregoing, the Committee, in its discretion, may provide in the option agreement circumstances under which the option shall become immediately exercisable, in whole or in part, and, notwithstanding the foregoing, may accelerate the exercisability of any option, in whole or in part, at any time.

(d) Payment for Shares. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and by accompanying such notice with payment therefor in full (or by arranging for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having an aggregate fair market value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, or (D) a combination of (A) and (B), in each case to the extent set forth in the agreement relating to the option, (ii) if applicable, by surrendering to the Company any tandem SARs which are canceled by reason of the exercise of the option, and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee.

(e) Termination of Employment or Service. All of the terms relating to the exercise, cancellation or other disposition of an option upon a termination of employment or service with the Company of the holder of such option, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee at the time of grant or thereafter by amendment.

(f) No Repricing. Notwithstanding anything in this Plan to the contrary and subject to Section 20, without the approval of shareholders, the Committee will not amend or replace previously granted options in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

7. Stock Appreciation Rights

Stock appreciation rights (“SARs”) shall be evidenced by written SAR agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time, provided that the maximum number of SARs which may be granted to any one grantee during any twelve-month period is 1,000,000 (as adjusted pursuant to Section 20). Such SAR agreements shall contain the terms and conditions applicable to the SARs, including in substance the following terms and conditions:

(a) Award. SARs may be granted in tandem with a previously or contemporaneously granted stock option, or independently of a stock option. SARs shall entitle the grantee, subject to such terms and conditions as may be determined by the Committee, to receive upon exercise thereof all or a portion of the excess of (i) the fair market value at the time of exercise, as determined by the Committee, of a specified number of Shares with respect to which the SAR is exercised, over (ii) a specified price which shall not be less than 100 percent of the fair market value of a share of Common Stock at the time the SAR is granted, or, if the SAR is granted in tandem with a previously granted stock option, not less than 100 percent of the fair market value of a share of Common Stock at the time such option was granted.

(b) Tandem SARs. If an SAR is granted in tandem with a stock option, (i) the SAR shall be exercisable only at such times, and by such persons, as the related option is exercisable, (ii) the grantee’s right to exercise the related option shall be canceled if and to the extent that the Shares subject to the option are used to calculate the amount to be received upon the exercise of the related SAR, and (iii) the grantee’s right to exercise the related SAR shall be canceled if and to the extent that the Shares subject to the SAR are purchased upon the exercise of the related option.

(c) Term. Each SAR agreement shall state the period or periods of time within which the SAR may be exercised, in whole or in part, as determined by the Committee and subject to such terms and conditions as are prescribed for such purpose by the Committee, provided that no SAR shall be exercisable (i) earlier than (A) one year after the date of grant or (B) in the case of an SAR granted in tandem with a previously granted stock option, before the related option is exercisable, or (ii) later than ten years after the date of grant, or termination of the related option if sooner. Notwithstanding the foregoing, the Committee may, in its discretion, provide in the SAR agreement circumstances under which the SARs shall become immediately exercisable, in whole or in part, and may, notwithstanding the foregoing, accelerate the exercisability of any SAR, in whole or in part, at any time.

(d) Payment. Upon exercise of a SAR, payment shall be made in cash, in shares at 100 percent of the fair market value of a share of Common Stock on the date of exercise, or in a combination thereof, as the Committee may determine at the time of grant or exercise.

(e) Termination of Employment or Service. All of the terms relating to the settlement, cancellation or other disposition of an SAR upon a termination of employment or service with the Company of the holder of such SAR, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee at the time of grant or thereafter by amendment.

(f) No Repricing. Notwithstanding anything in this Plan to the contrary and subject to Section 20, without the approval of shareholders, the Committee will not amend or replace previously granted SARs in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

8. Stock Awards

Stock awards granted under this Section 8 shall consist of the following awards, which shall be free of any purchase price or for such purchase price as may be established by the Committee, restricted against transfer, subject to forfeiture and subject to such other terms and conditions as may be determined by the Committee: (i) restricted stock, which shall consist of Shares which are subject to a restriction period and may be subject to other terms and conditions, excluding the attainment of performance objectives, (ii) performance shares, which shall consist of Shares which are subject to a restriction period and the attainment of performance objectives and which may be subject to other terms and conditions, (iii) restricted stock units, which shall consist of rights which are subject to a restriction period and may be subject to other terms and conditions, excluding the attainment of performance measures, which entitle the holder thereof to receive, upon vesting, Shares or cash, or a combination thereof, and (iv) performance share units, which shall consist of rights which are subject to a restriction period and the attainment of performance objectives and which may be subject to other terms and conditions, which entitle the holder thereof to receive, upon vesting, Shares or cash, or a combination thereof. In addition, unrestricted stock awards may be granted under this Section 8, which shall not be restricted against transfer and shall not be subject to forfeiture or other terms or conditions. The aggregate number of unrestricted stock awards that may be granted pursuant to the Plan shall not exceed three percent of the Plan Share Limit. Stock awards shall be evidenced by written agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time, which agreements shall contain the terms and conditions applicable to such awards, including in substance the following terms and conditions:

(a) Restriction Period. Restrictions shall be imposed for such period or periods as may be determined by the Committee; provided, however, that the restriction period shall be at least three years for restricted stock and restricted stock units and one year for performance shares and performance share units.

(b) Restrictions Upon Transfer; Dividends; Voting. Restricted stock and performance shares, and the right to vote the Shares subject thereto and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, except as herein provided, during the restriction period applicable to such awards. Notwithstanding the foregoing, and except as otherwise provided in Sections 12 and 13 of the Plan, the grantee of restricted stock or performance shares shall have all of the other rights of a shareholder, including, but not limited to, the right to dividends payable with respect to the Shares subject to such award and the right to vote the Shares subject to such award. Dividends payable with respect to restricted stock and performance shares shall be delivered to the holder thereof, without interest, upon the lapse of restrictions relating thereto. The Committee, in its discretion, shall determine with respect to restricted stock units and performance share units (i) whether such awards may be settled in Shares or cash, or a combination thereof, and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of Shares subject to such award. Prior to the vesting of restricted stock units or performance share units, the holder of such award shall have no rights as a shareholder of the Company with respect to the Shares subject to such award.

(c) Certificates. Following the execution and delivery of an award agreement in accordance with Section 12 hereof, a certificate or certificates representing the number of Shares of restricted stock or the number of performance shares granted shall be registered in the name of the grantee. The Committee, in its sole discretion, shall determine when the certificate or certificates shall be delivered to the grantee (or, in the event of the grantee’s death, to the grantee’s beneficiary), may provide for the holding of such certificate or certificates in escrow or in custody by the Company or its designee pending their delivery to the grantee or beneficiary, and may provide for any appropriate legend to be borne by the certificate or certificates.

(d) Lapse of Restrictions. The agreement relating to awards granted pursuant to this Section 8 shall specify (i) the terms and conditions upon which any restriction shall expire, lapse or be removed in accordance with the terms of the Plan, and (ii) the terms and conditions upon which any restriction shall expire, lapse, or be removed upon termination of employment or service, whether by reason of disability, retirement, or death, or in connection with a Change in Control (as defined in Section (18(a)) or similar event. Upon the expiration, lapse or removal of such restrictions, (i) Shares subject to awards of restricted stock, performance shares, restricted stock units payable in Shares or performance share units payable in Shares shall be issued to the grantee or the grantee’s legal representative, free of restrictive legend, such number of Shares to be equal to the number of Shares subject to such award, minus the number of Shares necessary to satisfy withholding tax requirements, as specified in Section 15(a), and (ii) cash amounts payable pursuant to restricted stock units payable in cash or performance share units payable in cash shall be delivered to the grantee or the grantee’s legal representative, the amount of such cash to be equal to the cash amount payable pursuant to such award, minus the amount necessary to satisfy withholding tax requirements, as specified in Section 15(b). Notwithstanding the foregoing, upon the lapse or removal of such restrictions, Shares subject to restricted stock units or performance share units, or cash payable pursuant to such awards, may be deferred pursuant to Section 24.

(e) Certain Performance Shares and Performance Share Units. Performance shares and performance share units intended to be qualified performance-based compensation within the meaning of Section 162(m) of the Code may be granted pursuant to this Section 8 having the following terms and conditions:

(i) Performance Period. The Committee shall establish with respect to each performance share and performance share unit a performance period of at least one year, subject to acceleration as provided in the Plan.

(ii) Performance Targets. The Committee shall establish with respect to each performance share and performance share unit maximum and minimum performance targets to be achieved during the applicable performance period. Achievement of maximum targets shall entitle the grantee to payment with respect to all Shares subject to the performance share award or the performance share unit award. A grantee shall be entitled to a portion of the Shares subject to the performance share award or the performance share unit award according to the level of achievement of targets as specified by the Committee for performance which achieves or exceeds the minimum target but fails to achieve the maximum target.

(iii) Performance Measures. Performance measures established by the Committee shall relate to corporate, business segment, subsidiary, division or unit performance and may be established in terms of one or more of the following: revenue; net or gross sales; comparable store sales; gross margin; operating profit; earnings before all or any of interest, taxes, depreciation and/or amortization or a percentage thereof to revenue; cash flow; working capital; return on equity, assets, capital or investment; market share; earnings or book value per share; earnings from continuing operations; net worth; turnover in inventory; expense control within budgets; appreciation in the price of the Common Stock; total shareholder return (stock price appreciation plus any dividends); new unit growth; and implementation of critical projects or processes. Where applicable, these performance measures may be expressed as ratios and may be expressed in terms of attaining a specified level of the selected criterion or the attainment of a percentage increase or decrease in the selected criterion, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. Multiple performance measures may be used and may have the same or different weighting. Each of the foregoing performance measures will be determined in accordance with generally accepted accounting principles.

(iv) Adjustments. Prior to the end of a performance period and to the extent permitted under Section 162(m) of the Code without limiting the Company’s federal income tax deduction thereunder, the Committee may adjust the definition of earnings or other performance measure or performance target applicable to a performance share award or a performance share unit award to reflect major unforeseen events, such as changes in laws, regulations or accounting practices, mergers, acquisitions or divestitures, or other extraordinary, unusual or non-recurring items or events.

(v) Vesting. Following the conclusion of each performance period, the Committee shall determine the extent to which performance targets have been attained and any other terms and conditions have been satisfied for such period. The Committee shall determine the number of Shares, if any, that have vested pursuant to the award. The maximum number of Shares that may be awarded to any participant pursuant to a performance share award or a performance share unit award during any performance period shall be 500,000.

(vi) Termination. In the event that a grantee’s employment or service is terminated by the Company prior to the end of the performance period by reason of death, disability, or retirement, as defined by the Company, any performance share award or performance share unit award, to the extent earned under the applicable performance targets, shall be payable at the end of the performance period according to the portion of the performance period during which the grantee was employed by, or served as a director of, the Company, provided that the Committee shall have the power to provide for an appropriate vesting of a performance share award or a performance share unit award before the end of the performance period. Upon any other termination of employment or service, participation shall terminate forthwith, and all outstanding performance share awards and performance share unit awards shall be canceled.

9. Performance Units

Performance unit awards granted under this Section 9 shall entitle grantees to future payments based upon the achievement of preestablished long-term performance objectives and shall be evidenced by written performance unit agreements in such form not inconsistent with this Plan as the Committee shall approve from time to time. Such performance unit awards may include performance unit awards intended to be qualified performance-based compensation within the meaning of Section 162(m) of the Code. Agreements relating to performance unit awards shall contain the terms and conditions applicable to such awards, including in substance the following terms and conditions:

(a) Performance Period. The Committee shall establish with respect to each performance unit award a performance period of at least one year.

(b) Unit Value. The Committee shall establish, with respect to each performance unit award, a value for each performance unit which shall not thereafter change, or which may vary thereafter pursuant to criteria specified by the Committee.

(c) Performance Targets. The Committee shall establish with respect to each performance unit award maximum and minimum performance targets to be achieved during the applicable performance period. Achievement of maximum targets shall entitle the grantee to payment with respect to the full value of a unit award. A grantee shall be entitled to payment with respect to a portion of a performance unit award according to the level of achievement of targets as specified by the Committee for performance which achieves or exceeds the minimum target but fails to achieve the maximum target.

(d) Performance Measures. Performance measures established by the Committee shall relate to corporate, business segment, subsidiary, division or unit performance and may be established in terms of one or more of the following: revenue; net or gross sales; comparable store sales; gross margin; operating profit; earnings before all or any of interest, taxes, depreciation and/or amortization or a percentage thereof to revenue; cash flow; working capital; return on equity, assets, capital or investment; market share; earnings or book value per share; earnings from continuing operations; net worth; turnover in inventory; expense control within budgets; appreciation in the price of the Common Stock; total shareholder return

(stock price appreciation plus any dividends); new unit growth; and implementation of critical projects or processes. Where applicable, these performance measures may be expressed as ratios and may be expressed in terms of attaining a specified level of the selected criterion or the attainment of a percentage increase or decrease in the selected criterion, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. Multiple performance measures may be used and may have the same or different weighting. Each of the foregoing performance measures will be determined in accordance with generally accepted accounting principles.

(e) Adjustments. Prior to the end of a performance period and to the extent permitted under Section 162(m) of the Code without limiting the Company’s federal income tax deduction thereunder, the Committee may adjust the definition of earnings or other performance measure or performance target applicable to a performance unit award to reflect major unforeseen events, such as changes in laws, regulations or accounting practices, mergers, acquisitions or divestitures, or other extraordinary, unusual or non-recurring items or events.

(f) Payment. Following the conclusion of each performance period, the Committee shall determine the extent to which performance targets have been attained and any other terms and conditions satisfied for such period. The Committee shall determine the amount, if any, of the payment due pursuant to the performance unit award and whether such payment shall be made in cash or Shares, or a combination thereof. The amount of such payment shall be reduced by the amount necessary to satisfy withholding tax requirements, as specified in Section 15. Payment shall be made in a lump sum or installments, as determined by the Committee, commencing as promptly as practicable following the end of the performance period, unless deferred pursuant to Section 24. The maximum amount that may be payable to any participant pursuant to a performance unit award during any performance period shall be $5,000,000.

(g) Termination. In the event that a grantee’s employment or service is terminated as an employee or director by the Company prior to the end of the performance period by reason of death, disability, or retirement, as defined by the Company, any performance unit award, to the extent earned under the applicable performance targets, shall be payable at the end of the performance period according to the portion of the performance period during which the grantee was employed by, or served as a director of, the Company, provided that the Committee shall have the power to provide for appropriate vesting of a unit award before the end of the performance period. Upon any other termination of employment or service, participation shall terminate forthwith, and all outstanding performance unit awards shall be canceled.

10. Dividend Equivalents

The agreement relating to an award shall specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of Shares subject to such award.

11. General Restrictions

Each award under the Plan shall be subject to the requirement that if at any time the Company shall determine that (i) the listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any regulatory body, or (iii) an agreement by the recipient of an award with respect to the disposition of Shares, or (iv) the satisfaction of withholding tax or other withholding liabilities is necessary or desirable as a condition of or in connection with the granting of such award or the issuance or purchase of Shares thereunder, such award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval, agreement, or withholding shall have been effected or obtained free of any conditions not acceptable to the Company. Any such restriction affecting an award shall not extend the time within which the award may be exercised; and neither the Company nor its directors or officers nor the Committee shall have any obligation or liability to the grantee or to a Beneficiary with respect to any Shares with respect to which an award shall lapse or with respect to which the grant, issuance, or purchase of Shares shall not be effected, because of any such restriction.

12. Agreements

No awards shall be valid until an agreement is executed by the Company and the recipient of such award and, upon execution of the agreement by each party and delivery of the executed agreement to the Company, such award shall be effective as of the effective date set forth in the agreement. Multiple awards, multiple forms of awards, or combinations thereof may be evidenced by a single agreement or multiple agreements, as determined by the Committee.

13. Rights of the Shareholder

The recipient of any award under the Plan shall have no rights as a shareholder with respect thereto unless and until an award agreement is executed and delivered in accordance with Section 12 hereof and certificates for Shares are issued in the name of such recipient. The issuance of Shares shall confer no retroactive right to dividends.

14. Rights to Terminate

Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any person the right to continue in the employment of the Company or to serve as a director, or affect any right which the Company may have to terminate the employment or directorship of such person.

15. Withholding

(a) Prior to the issuance or transfer of Shares under the Plan, the recipient shall remit to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements. The recipient may satisfy the withholding requirement in whole or in part by electing to have the Company withhold Shares having a value equal to the minimum amount required to be withheld. No additional amount may be withheld. The value of the Shares to be withheld shall be the fair market value, as determined by the Committee, of the stock on the date that the amount of tax to be withheld is determined (the “Tax Date”). Such election must be made prior to the Tax Date and must comply with all legal requirements, as interpreted by the Committee.

(b) Whenever payments to a grantee in respect of an award under the Plan are to be made in cash, such payments shall be net of the amount necessary to satisfy any federal, state, or local withholding tax requirements.

16. Non-Assignability

Unless otherwise specified in the agreement relating to an award at the time of grant or thereafter by amendment, no award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence or the agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except to the extent permitted by the second preceding sentence or the agreement relating to an award, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, such award and all rights thereunder shall immediately become null and void.

17. Non-Uniform Determinations

The Committee’s determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same, and the establishment of values, performance targets, and lapse or acceleration of restrictions and exercise periods) need not be uniform and may be made selectively among persons who receive, have received, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

18. Change in Control

(a) As used herein, the term “Change in Control” means the happening of any of the following:

(i) Any person or entity, including a “group” as defined in Section 13(d)(3) of the 1934 Act, other than the Company, a subsidiary of the Company, or any employee benefit plan of the Company or its subsidiaries, becomes the beneficial owner of the Company’s securities having 25 percent or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election for directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business), or

(ii) As the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of directors of the Company or such other corporation or entity after such transaction, are held in the aggregate by holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transactions; or

(iii) During any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

(b) As used herein, the term “Change in Control Price” means the highest price per share paid in any transaction reported by the New York Stock Exchange (or, if the Common Stock is not then listed on the New York Stock Exchange, the principal national stock exchange on which the Common Stock is then traded), or paid or offered in any bona fide transaction related to a Change in Control at any time during the 60 day period immediately preceding the occurrence of the Change in Control, in each case as determined by the Committee.

(c) In the event of a Change in Control, but only if and to the extent so determined by the Board of Directors at or after grant (subject to any right of approval expressly reserved by the Board of Directors at the time of such determination), the following provisions shall apply:

(i) In the event that the Change in Control results from a transaction pursuant to which the shareholders of the Company receive shares of common stock of an acquiring entity (the “Acquirer”) that are registered under Section 12 of the 1934 Act, (A) there shall be substituted for each Share available under the Plan and each Share then subject to an outstanding award the number and class of shares of common stock of the Acquirer into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control and such awards shall continue as outstanding awards in accordance with their terms as established by the Committee, except for the substitution of shares of common stock of the Acquirer, (B) if, with respect to each outstanding performance share award, performance share unit award and performance unit award, the Acquirer establishes performance measures that are comparable in all material respects to the performance measures established by the Committee for such awards in accordance with the Plan (“Comparable Measures”), such awards shall continue as outstanding performance share awards, performance share unit awards and performance unit awards in accordance with their terms as established by the Committee, except for the substitution of the Comparable Measures, and (C) if, with respect to each such outstanding performance share award, performance share unit award and performance unit award the Acquirer fails to establish Comparable Measures, then all performance measures for such awards shall lapse and such awards shall continue as outstanding performance share awards, performance share unit awards and performance unit awards subject only to the non-performance-measure restrictions and deferral limitations applicable to such awards, if any, established by the Committee for such awards in accordance with the Plan (the “Modified Awards”). In the event of any substitution pursuant to clause (A) of the preceding sentence, the purchase price per share in the case of an option and the base price in the case of an SAR shall be appropriately adjusted by the Board of Directors or the Committee (whose determination shall be final, binding and conclusive), such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price.

(ii) In the event that the Change in Control, except a Change in Control specified by Section 18(c)(iii), occurs and the employment or service of the holder of an award is terminated within two years following the occurrence of such Change in Control under circumstances, in the case of an employee, in which such employee is entitled to receive a severance payment, and under all circumstances in the case of a director, the following acceleration and valuation provisions shall apply (the date of such termination of employment or service, as the case may be, is referred to as the “Date of Termination”):

(A) Any stock options and SARs not previously exercisable and vested shall become fully exercisable and vested and, if the remaining term of such stock option or SAR shall then be for a period of fewer than three years from the date of termination of such employment or service, such term shall be extended to the date which is three years following such termination of employment.

(B) Any restrictions and deferral limitations applicable to any outstanding restricted stock award or restricted stock unit award units, in each case to the extent not already vested, shall lapse and such awards shall be fully vested.

(C) Any restrictions and deferral limitations applicable to any outstanding performance share award, performance share unit award or performance unit award, including the Modified Awards, in each case to the extent not already vested, shall lapse and such awards shall be vested at the 100% target level with respect to the number of Shares or shares of common stock of the Acquirer subject to each performance share award or performance share unit award and the amount subject to each performance unit award, in each case multiplied by a fraction, the numerator of which is the number of days in the performance period applicable to such award that shall have elapsed as of the Date of Termination and the denominator of which is the total number of days in such performance period.

(iii) In the event that the Change in Control results from a transaction pursuant to which the shareholders of the Company receive consideration other than shares of common stock of the Acquirer that are registered under Section 12 of the 1934 Act, the following acceleration and valuation provisions shall apply:

(A) Any stock options and SARs not previously exercisable and vested shall become fully exercisable and vested.

(B) Any restrictions and deferral limitations applicable to any restricted stock or restricted stock units, in each case to the extent not already vested, shall lapse and such awards shall be fully vested at the 100 percent target level.

(C) Any restrictions and deferral limitations applicable to any outstanding performance share award, performance share unit award or performance unit award, in each case to the extent not already vested, shall lapse and such awards shall be vested at the 100% target level with respect to the number of Shares subject to each performance share award or performance share unit award and the amount subject to each performance unit award, in each case multiplied by a fraction, the numerator of which is the number of days in the performance period applicable to such award that shall have elapsed as of the date of such Change in Control and the denominator of which is the total number of days in such performance period.

(D) The value of all outstanding stock options, SARs, restricted stock, restricted stock units, performance shares, performance share units and performance units, in each case to the extent vested, shall, unless otherwise determined by the Board of Directors or the Committee in its sole discretion at or after grant but prior to such Change in Control, be cashed out on the basis of the Change in Control Price or performance unit value, as the case may be, as of the date of such Change in Control.

19. Non-Competition

(a) Notwithstanding anything in the Plan to the contrary and unless otherwise determined by the Committee, a participant shall forfeit all unexercised, unearned and/or unpaid awards, including, but not by way of limitation, awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing if (i) the participant, without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee or otherwise, in any business or activity determined by the Committee, in its sole discretion, to be competitive with any business or activity conducted by the Company or any of its subsidiaries; or (ii) the participant performs any act or engages in any activity that in the opinion of the Chief Executive Officer of the Company is inimical to the best interests of the Company.

(b) Notwithstanding anything in the Plan to the contrary and unless otherwise determined by the Committee, if within six months following a participant’s termination of employment the participant, without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee or otherwise in any business or activity determined by the Committee, in its sole discretion, to be competitive with any business or activity conducted by the Company or any of its subsidiaries, the participant shall be required to pay to the Company an amount in cash equal to the sum of the following: (i) with respect to stock options and SARs, the amounts realized in connection with the participant’s exercise of the options or the settlement of the SARs on or after, or within six months prior to, the participant’s termination of employment; and (ii) with respect to awards of restricted stock, restricted stock units, performance shares, performance share units and performance units the value of the awards that vested on or after, or within six months prior to, the participant’s termination of employment, which value shall be determined as of the date of vesting.

(c) The remedies provided by this Section 19 shall be in addition to and not in lieu of any rights or remedies which the Company may have against the participant as a result of any activity of the participant described in this Section 19.

(d) Subsections (a), (b) and (c) of this Section 19 shall be void and of no legal effect on and after a Change in Control.

20. Adjustments

In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the Board of Directors or the Committee, in its discretion, may adjust the number and class of securities available under the Plan, the number and class of securities subject to each outstanding option and the purchase price per security, the terms of each outstanding SAR, the maximum number of securities with respect to which options or SARs may be granted during any twelve-month period to any one grantee, the terms of each outstanding restricted stock award, restricted stock unit award, performance share award and performance share unit award, including the number and class of securities subject thereto, the terms of each outstanding performance unit, the maximum number of Shares that may be awarded during any performance period pursuant to a performance share award to any one grantee and the maximum amount that may be payable during any performance period pursuant to a performance unit award to any one grantee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price, and the Board of Directors or the Committee may, in its discretion, make such other changes in outstanding options, SARs, restricted stock awards, restricted stock units, performance shares, performance share units and performance units as it deems equitable to prevent dilution or enlargement of the rights of grantees. The decision of the Board of Directors or the Committee regarding any such adjustment shall be final, binding and conclusive.

21. Amendment and Termination

The Board of Directors may amend, modify, suspend or terminate the Plan at any time, provided that no such amendment or modification shall be made without shareholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code, any rule of the New York Stock Exchange, Section 16 of the 1934 Act and the related rules of the Securities and Exchange Commission, or, if the Common Stock is not listed on the New York Stock Exchange, any rule of the principal national stock exchange on which the Common Stock is then traded; provided, however, that no termination, modification, amendment, or suspension of the Plan shall adversely affect the rights of any grantee or beneficiary under an award previously granted, unless the grantee or beneficiary shall consent thereto, but it shall be conclusively presumed that any adjustment pursuant to Section 20 hereof does not adversely affect any such right.

22. Effect on Other Plans

Participation in this Plan shall not affect a grantee’s eligibility to participate in any other benefit or incentive plan of the Company. Any awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company unless specifically provided therein.

23. Effective Date and Duration of the Plan

The Plan shall be submitted to the shareholders of the Company for approval at the 2004 annual meeting of shareholders and, if approved by the requisite vote of shareholders under the Tennessee Business Corporation Act and the rules of the New York Stock Exchange, the Plan shall become effective on the date of such approval. Unless it is sooner terminated in accordance with Section 21, the Plan shall remain in effect until all awards under the Plan have been satisfied by the issuance of Shares or payment of cash or have expired or otherwise terminated, but no award shall be granted more than five years after the date the Plan is approved by the shareholders.

24. Deferrals

The Committee may determine that the delivery of Shares or the payment of cash, or a combination thereof, upon the exercise or vesting of all or a portion of any award made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion.

25. Unfunded Plan

The Plan shall be unfunded. Neither the Company nor any affiliate shall be required to segregate any assets that may be represented by awards granted hereunder, and neither the Company nor any affiliate shall be deemed to be a trustee of any amounts to be paid under any such award. Any liability of the Company or any affiliate to pay any grantee or beneficiary with respect to an award granted hereunder shall be based solely upon any contractual obligations created pursuant to the provisions of the Plan; no such obligations will be deemed to be secured by a pledge or encumbrance on any property of the Company or an affiliate.

26. Governing Law

The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Tennessee except to the extent that such laws may be superseded by any federal law.

Adopted by the Board of Directors of Saks Incorporated on April 13, 2004.

Instructions for Voting Your Proxy

You have three ways to vote your shares:

• Through the Internet • By Telephone (using a touch-tone telephone) • By Mail (traditional method)

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week. Regardless of which method you choose, your shares will be voted as you direct.

INTERNET VOTING Available only until 5:00 p.m. Eastern Time on June 7, 2004

• Visit the Internet voting Website at http://proxy.georgeson.com

• Have your proxy card ready and follow the instructions on your screen

• You will incur only your usual Internet charges

TELEPHONE VOTING Available only until 5:00 p.m. Eastern Time on June 7, 2004

• This method of voting is available for residents of the U.S. and Canada

• On a touch-tone telephone, call TOLL FREE 1-800-790-3272, 24 hours a day, 7 days a week

• Have your proxy card ready, then follow these instructions:

OPTION 1: To vote as the Board of Directors recommends on items 1 through 5, press 1

OPTION 2: If you choose to vote on each director nominee or each item separately, press 2

VOTING BY MAIL

• Simply mark, sign, and date your proxy card and return it in the postage-paid envelope

• If you are voting by the Internet or telephone, please do not mail your proxy card

Our Annual Meeting of the Shareholders will be held at 11:30 a.m. Eastern Time on June 8, 2004 at The Ritz-Carlton Hotel, 181 Peachtree Street, N.E., Atlanta, Georgia 30303.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

Please mark votes as in this example.

THIS PROXY CARD WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF A CONTRARY DIRECTION, IT WILL BE VOTED “FOR” ITEMS 1, 2, AND 3 AND “AGAINST” ITEMS 4 AND 5, AND THE PROXIES MAY VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ADJOURNMENT THEREOF.

Item 1. ELECTION OF DIRECTORS:

CLASS I (term expiring in 2007): Stanton J. Bluestone, Robert B. Carter, Julius W. Erving, and Donald E. Hess.

CLASS II (term expiring in 2005): George L. Jones and Stephen I. Sadove

FOR all nominees listed

WITHHOLD AUTHORITY to vote for all nominees listed

FOR, except vote withheld from the following nominee(s):

Item 2. PROPOSAL TO RATIFY THE APPOINTMENT

OF PRICEWATERHOUSECOOPERS LLP as the independent auditors of the Company. FOR AGAINST ABSTAIN

Item 3. PROPOSAL TO APPROVE AND ADOPT THE

COMPANY’S 2004 LONG-TERM INCENTIVE PLAN. FOR AGAINST ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEMS 4 AND 5

Item 4. PROPOSAL BY A SHAREHOLDER—Classified Board. FOR AGAINST ABSTAIN

Item 5. PROPOSAL BY A SHAREHOLDER—Cumulative Voting in the Election of Directors. FOR AGAINST ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business (none known at the time of solicitation of this Proxy Card) as may properly come before the meeting or any adjournment thereof.

The undersigned acknowledges receipt of Notice of said Annual Meeting and hereby revokes all proxies heretofore given by the undersigned for said Annual Meeting.

Date:             , 2004

             Signature of Shareholder

             (Signature of Shareholder (if held jointly))

PLEASE DATE THIS PROXY CARD AND SIGN YOUR NAME OR NAMES EXACTLY AS SHOWN HEREON. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE SIGN YOUR FULL TITLE AS SUCH. IF THERE ARE MORE THAN ONE TRUSTEE, OR JOINT OWNERS, ALL MUST SIGN. PLEASE RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

750 Lakeshore Parkway Birmingham, Alabama 35211

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, JUNE 8, 2004 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

R. Brad Martin and Julia A. Bentley, or either of them with full power of substitution, are hereby authorized to represent and vote all the shares of common stock held of record by the undersigned on April 1, 2004 at the Annual Meeting of the Shareholders of Saks Incorporated to be held on June 8, 2004, at 11:30 a.m., Eastern Time, or any adjournment thereof, with all powers which the undersigned would possess if personally present, in the following manner.

(Please sign and date the reverse side of this Proxy Card)

SEE REVERSE SIDE